UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

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SYMMETRICOM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SYMMETRICOM, INC.

2300 ORCHARD PARKWAY

SAN JOSE, CA 95131-1017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 29, 2010

Annual Meeting

The Annual Meeting of Stockholders of Symmetricom, Inc., a Delaware corporation (the “Company”), will be held on Friday, October 29, 2010 at 1:00 p.m. at the offices of the Company, at 2300 Orchard Parkway, San Jose, California 95131-1017.

At the meeting, stockholders will consider and vote upon the following proposals:

1.	ELECTION OF DIRECTORS. To elect the nine director nominees named in the Proxy Statement.

2.	RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year.

3.	APPROVAL OF THE ADOPTION OF THE 2010 EMPLOYEE STOCK PURCHASE PLAN. To approve the adoption of the 2010 Employee Stock Purchase Plan.

4.	OTHER BUSINESS. To transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

The Board of Directors has fixed the close of business on September 10, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that day will be entitled to vote at the meeting, notwithstanding any transfer of shares on the books of the Company after that date.

A Proxy Statement, which contains information with respect to the matters to be voted upon at the meeting, and a Proxy card and return envelope are furnished herewith. Management urges each stockholder to read the Proxy Statement carefully.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ JUSTIN R. SPENCER
Justin R. Spencer
Corporate Secretary

San Jose, California

Dated: September 29, 2010

IT IS DESIRABLE THAT AS MANY OF THE STOCKHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY. YOU ARE CORDIALLY INVITED TO ATTEND IN PERSON. REGARDLESS OF WHETHER YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY SO THAT YOUR SHARES WILL BE REPRESENTED IN THE EVENT YOU ARE UNABLE TO ATTEND. SIGNING A PROXY CARD AT THIS TIME WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

SYMMETRICOM, INC.

2300 ORCHARD PARKWAY

SAN JOSE, CA 95131-1017

PROXY STATEMENT

GENERAL

Date, Time and Place

This Proxy Statement (the “Proxy Statement”) is furnished to the stockholders of Symmetricom, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 1:00 p.m. on Friday, October 29, 2010, at the principal executive offices of the Company at the address set forth above, and any and all postponements or adjournments thereof. It is anticipated that this Proxy Statement and the enclosed proxy card (the “Proxy”) will be sent to such stockholders on or about September 29, 2010.

Purposes of the Annual Meeting

The purposes of the Annual Meeting are to (1) elect the nine nominees for the Board named herein, (2) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year, (3) approve the adoption of the 2010 Employee Stock Purchase Plan, and (4) transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

Record Date and Share Ownership

Stockholders of record at the close of business on September 10, 2010 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 43,260,949 shares were outstanding. For information regarding security ownership by management and by 5% stockholders, see “Other Information—Share Ownership by Principal Stockholders and Management,” below.

Proxy/Voting Instruction Cards and Revocability of Proxies

If you hold shares as a registered stockholder in your own name, you should complete, sign and date the enclosed Proxy card as promptly as possible and return it using the enclosed envelope. If your shares are held in street name through a bank, broker or other nominee, your broker, bank or other nominee will provide you with separate voting instructions on a form you will receive from them. Many such firms make telephone or Internet voting available.

The shares represented by Proxies received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting in accordance with the voting instructions contained therein. Where such Proxies specify a choice with respect to any matter to be acted on, the shares will be voted in accordance with the specifications made. Any Proxy that is returned using the form of Proxy enclosed and that is not marked as to a particular item will be voted, as the case may be, with respect to the item not marked: FOR the election of the Company’s nine nominees as directors, FOR ratification of the appointment of the designated independent registered public accounting firm, FOR approval of the adoption of the 2010 Employee Stock Purchase Plan, and as the proxy holders deem advisable on other matters that may properly come before the meeting.

Any stockholder, including a stockholder personally attending the meeting, may revoke his or her Proxy at any time prior to its use by filing with the Secretary of the Company, at the corporate offices at 2300 Orchard Parkway, San Jose, California 95131-1017, a written notice of revocation or a duly executed Proxy bearing a later date or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke a Proxy.

Voting and Solicitation

Holders of record of shares of common stock on the Record Date are entitled to one vote per share on all matters to be acted upon at the meeting, including the election of directors. Votes cast by Proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”) with the assistance of the Company’s transfer agent. The Inspector will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of the outstanding shares of common stock on the Record Date present in person or represented by Proxy and entitled to vote at the Annual Meeting. The Inspector will treat abstentions, withheld votes and broker non-votes (which occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because the broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Neither withheld votes nor broker non-votes will have any effect on the outcome of the election of directors. The approval of the adoption of the 2010 Employee Stock Purchase Plan requires the affirmative vote of a majority of votes cast with respect to the proposal by the shares present in person or represented by proxy and entitled to vote thereon. Abstentions and broker non-votes will not be counted as votes cast with respect to the proposal. The ratification and approval of the appointment of the Company’s independent registered public accounting firm for the current fiscal year requires the affirmative vote of a majority of the votes present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same practical effect as votes against this proposal, because they represent shares that are present but not votes “for” or “against” the proposal. Brokers, banks and other nominees have the power to vote without receiving voting instructions from the owner on the ratification and approval of the Company’s independent registered public accounting firm. There are no statutory or contractual rights of appraisal or similar remedies available with any matter to be voted upon at the Annual Meeting.

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Stockholder Proposals for the Next Annual Meeting

Any proposal to be considered for inclusion in the Company’s proxy materials for the Company’s next Annual Meeting of Stockholders must be received at the Company’s principal office no later than June 1, 2011. Any such proposals must be submitted in writing and addressed to the attention of the Company’s Corporate Secretary at 2300 Orchard Parkway, San Jose, California 95131-1017. In accordance with our Bylaws, proposals of stockholders intended to be presented at the Company’s 2011 Annual Meeting of Stockholders (without inclusion of such proposal in the Company’s proxy statement and form of proxy) must include the information specified in our Bylaws and must be delivered to or mailed and received by the Company at our principal executive offices not less than 90 days or more than 120 days prior to the one-year anniversary of the preceding year’s Annual Meeting of Stockholders; provided, however, that if the date of the Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered to, or mailed and received, not later than the close of business on the 90th day prior to such Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of the date of such Annual Meeting of Stockholders was first made. In the case of our 2011 Annual Meeting of Stockholders, this advance notice must be received no earlier than July 1, 2011 and no later than July 31, 2011, assuming the date of the 2011 Annual Meeting of Stockholders occurs within 30 days before or 60 days after the anniversary date of the 2010 Annual Meeting. We currently anticipate that our 2011 Annual

Meeting of Stockholders will be held on October 28, 2011. In accordance with our Bylaws, any stockholder proposals that do not comply with these notice requirements may not be presented at our 2011 Annual Meeting of Stockholders.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on October 29, 2010: This proxy statement and our 2010 annual report on Form 10-K are available at http://www.symmetricom.com/annualproxy.

PROPOSAL No. ONE

ELECTION OF DIRECTORS

Nominees

A Board of nine directors is to be elected at the Annual Meeting. The Bylaws of the Company presently provide that the number of directors which shall constitute the whole Board shall be fixed from time to time by resolution adopted by the Board, and the number of directors is presently set at nine. Unless otherwise instructed, the proxy holders will vote the Proxies received by them for the Company’s nine nominees named below, all of whom are presently directors of the Company. The nine nominees receiving the highest number of affirmative votes, up to the number of directors to be elected, will be elected as directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting or until his or her successor has been elected and qualified.

The names of the nominees, and certain information about them, are set forth below:

Name	Age	Director Since	Principal Occupation or Employment
Nominees
Robert T. Clarkson	57	2000	Chairman of the Board of Symmetricom, Inc., and Partner of Jones Day (Silicon Valley office)
David G. Côté	56	2009	President and Chief Executive Officer
Alfred Boschulte (1)(3)	68	2002	Director of Independent System Operator and Chairman of Probe Financial Associates
James A. Chiddix (2)	65	2007	Director ARRIS Group, Inc., Virgin Media, Inc. and Dycom Industries, Inc.
Elizabeth A. Fetter (2)(3)	52	2002	Director of Quantum Corporation
Robert M. Neumeister Jr. (3)	60	1998	Former Executive Vice President and Chief Financial Officer of Linux Networx, Inc.
Dr. Richard W. Oliver (1)	64	1997	Chief Executive Officer of American Sentinel University
Richard N. Snyder (2)	65	1999	Former Chairman and Chief Executive Officer of Asure Software, Inc.
Robert J. Stanzione (1)	62	2005	Chairman and Chief Executive Officer of ARRIS Group, Inc.

(1)	Member of the Nominating and Governance Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Audit Committee.

Director Qualifications and Diversity

As described below under “The Board of Directors and its Committees—Nominating and Governance Committee,” the Nominating and Governance Committee of our Board considers factors such as integrity, ethics and values, experience in corporate management and the Company’s industry, academic expertise and business judgment in evaluating director nominees. The Board does not have a formal diversity policy, but does consider diversity to be a relevant consideration, among others, in the process of evaluating and identifying director candidates. In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, take into account many factors, including ability to make independent analytical inquiries, general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment, understanding of the Company’s business on a technical level, other board service and educational and professional background. Each candidate must also possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. The Company believes each of its current directors has broad experience in the technology industry and brings a strong set of relevant skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including technology industry expertise, operations, corporate governance and compliance, board service, executive management, finance, customer segments, mergers and acquisitions, and international business. Beneath the biographical details of each director nominee listed below is a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Board of Directors to conclude that each nominee should continue to serve on the Board of Directors.

Mr. Clarkson has been a member of the Company’s Board of Directors since 2000. Mr. Clarkson has been a partner in Jones Day, an international law firm, since February 2003, where he works in the firm’s Silicon Valley office. From September 2000 to February 2003, Mr. Clarkson was an independent consultant and investor. From March 2000 until September 2000, Mr. Clarkson was the Chief Operating Officer of marchFIRST, Inc., an internet consultancy. marchFIRST filed for bankruptcy protection under Chapter 11 of the federal bankruptcy laws in April 2001. Mr. Clarkson’s experience as a member of the Company’s Board and as a practicing attorney provides expertise in corporate governance and compliance, development of technology, business development and mergers and acquisitions.

Mr. Côté has been a member of the Company’s Board of Directors and President and Chief Executive Officer of Symmetricom since 2009. Prior to joining Symmetricom, Mr. Côté was Chief Executive Officer and President at Packeteer, Inc., a leading provider of Internet application infrastructure systems, from 2002 to 2008. Mr. Côté’s experience as a member of the Company’s Board, as President and CEO of the Company and as CEO and President of a leading provider of Internet application infrastructure provides expertise in the technology industry, executive management and financial management.

Mr. Boschulte has been a member of the Company’s Board of Directors since 2002. Mr. Boschulte was a Board member of Datum, Inc., which was acquired by the Company in October 2002. He is currently a member of the Board of the New York Independent System Operator where he is Chair of the Audit and Compliance Committee, Chairman of Probe Financial Associates and Board member of Global Broadband Services. Mr. Boschulte was a Director of Transwitch Corporation, a communications ASIC developer until May 2009. In addition, Mr. Boschulte was Chairman, Chief Executive Officer and President of Nynex Mobile Communications, a cellular telephone company, from 1989 to 1995 and Chairman and Chief Executive Officer of Independent Wireless One Corp., a wireless telecommunications service provider, from 1999 to 2001. Mr. Boschulte’s experience as a member of the Company’s Board, as well as his board and management experience with other companies, provides expertise in the technology and communications industries, audit committee and risk oversight matters, finance and executive management.

Mr. Chiddix has been a member of the Company’s Board of Directors since 2007. Mr. Chiddix is on the board of ARRIS Group, Inc., a communications technology company which designs broadband networks and develops, supplies cable telephony, video and high speed data equipment, Virgin Media Inc., a primary provider of cable TV, broadband and fixed and wireless phone services in the United Kingdom and Dycom Industries, Inc., a leading provider of construction and engineering services to the telecommunications, cable TV and power utility industries. He served as Board member of Shougang Concord Technology Holdings Ltd., Hong Kong, a manufacturer of electronic products and operator of digital cable systems in Guangdong province in China until April 2010. Mr. Chiddix was CEO and Chairman at OpenTV Corp., a provider of cable and satellite set-top box software, between March 2004 and March 2007, and remained on its board through November 2009. Prior to OpenTV, Mr. Chiddix served from July 2001 to January 2004 as President of Time Warner Inc.’s Interactive Television Division, developing streaming time shifted video services, and for the 15 preceding years, he was Chief Technology Officer at Time Warner Cable, where he was responsible for technology strategy, engineering, and research and development. Mr. Chiddix’s experience as a member of the Company’s Board, as well as his board and management experience with other technology companies, provides expertise in the technology and cable industries and corporate governance and compliance.

Ms. Fetter has been a member of the Company’s Board of Directors since 2002. She is currently a board member of Quantum Corporation, a data storage company and a board member and Chairman of Board of Alliant International University, a non-profit educational institute. She was a board member of Ikanos Communications, a provider of Broadband equipment from June 2008 to August 2009. Ms. Fetter most recently was the President, Chief Executive Officer, and Director of Jacent Technologies, a privately held supplier of on-demand ordering solutions for the restaurant industry, from March 2007 until October 2007. She was a director of Datum Inc., which was acquired by the Company in October 2002, from March 2000 to October 2002. Ms. Fetter was President, Chief Executive Officer and a director of QRS Corporation, a retail supply chain and services company, from October 2001 through November 2004, when QRS was sold to Inovis Inc. She served as President, Chief Executive Officer and a director of NorthPoint Communications Group, Inc. from March 2000 to April 2001, after serving as a director since January 2000. Ms. Fetter previously was Vice President and General Manager of the Consumer Services Group at U.S. West, Inc and held various senior executive positions at Pacific Bell. Ms. Fetter also received a Professional Director Certification in 2010. Ms. Fetter’s experience as a member of the Company’s Board, as well as her board and management experience with other technology companies, provides expertise in the technology industry, executive management and corporate governance and compliance.

Mr. Neumeister has been a member of the Company’s Board of Directors since 1998. He has also been a board member of Geeknet Inc. (formerly SouceForge Inc.) since 2001. He had been a Chairman of Board from December 2007 to July 2010 of Geeknet Inc. and also acted as Interim Chief Executive Officer from June 2008 to January 2009. He also serves on the Board of Trustees of American Sentinel University, which is a private for profit educational institute. Mr. Neumeister served on the board of Covad Communications Group, Inc. from 2005 to 2007. Mr. Neumeister was Executive Vice President and Chief Financial Officer of Linux Networx, Inc., a privately held company in the high performance computing industry, from April 2006 until May 2007. Mr. Neumeister previously served from December 2002 until October 2005 as Executive Vice President and Chief Financial Officer of Dex Media, Inc., a NYSE listed company that was acquired in January 2006 by R.H. Donnelley. Mr. Neumeister has also served as Chief Financial Officer of Myriad Proteomics, Inc., a biotechnology company, from October 2001 to December 2002 and as Executive Vice President and Chief Financial Officer of Aerie Networks, Inc., a telecommunications company. From December 1998 to January 2000 Mr. Neumeister was Vice President, Finance and Director of Finance of Intel Corporation, a semiconductor manufacturer. Mr. Neumeister’s experience as a member of the Company’s Board, as well as his board and management experience with other technology companies, provides expertise in the technology industry, finance, executive management and corporate governance and compliance.

Dr. Oliver has been a member of the Company’s Board of Directors since 1997. He has been Chief Executive Officer of American Sentinel University, which is a private for profit educational institute, since June 2000. Dr. Oliver is an Adjunct Professor of Management at the Owen Graduate School of Management at Vanderbilt University. Dr. Oliver served for more than 20 years in an executive capacity for Nortel Networks as Vice President of Marketing, Network Integrity, and Business and Residential Services. Previously he served on the boards of six public and private companies, primarily in technology areas, and has consulted in the area of strategy and technology for numerous Fortune 500 and global companies. He is the author of seven books and around 50 articles on management and technology. Dr. Oliver’s experience as a member of the Company’s Board, as well as his experience in academia, provides expertise in the technology industry, corporate governance and business management and strategy.

Mr. Snyder has been a member of the Company’s Board of Directors since 1999. He was the Chairman and Chief Executive Officer of Asure Software, Inc., a provider of workforce management software, until August 2009. Asure was formerly known as Forgent Networks until September 2007. Mr. Snyder had been Chairman of Forgent Networks since March 2000 and became Chief Executive Officer of Forgent Networks in June 2001. Prior to June 2001, Mr. Snyder was President and Chief Executive Officer of Corum Cove Consulting LLC, a consulting company that provided assistance to early stage technology companies. Mr. Snyder holds a Professional Director Certification from the American College of Corporate Directors.Mr. Snyder’s experience as a member of the Company’s Board, as well as his board and management experience with other technology and consulting companies, provides expertise in the technology industry, corporate governance and financial management.

Mr. Stanzione has been a member of the Company’s Board of Directors since 2005. Mr. Stanzione has been a Director of ARRIS Group Inc., a communications technology company which designs broadband networks and develops, supplies cable telephony, video and high speed data equipment since 1998. He serves as board member at National Cable & Telecommunications Association (NCTA). He served as a Director of Evolve Products Inc., CoaXmedia and Georgia Cystic Fibrosis Foundation. Mr. Stanzione has been Chief Executive Officer of ARRIS Group Inc since January 1, 2000 and its Chairman since May 2003. From 1998 to 1999, Mr. Stanzione served as President and Chief Operating Officer of Arris Group Inc. Mr. Stanzione joined ANTEC in 1998 as President, Chief Operating Officer and Director. Prior to joining ANTEC, Mr. Stanzione served as President and Chief Executive Officer of ARRIS Interactive LLC, a Nortel Networks/ANTEC joint venture from 1995 to 1997. From 1969 to 1995, he held various positions with AT&T Corporation. Mr. Stanzione’s experience as a member of the Company’s Board, as well as his board and management experience with other technology companies, provides expertise in the technology industry, cable equipment business and executive management.

Vote Required; Recommendation of Board of Directors

If a quorum is present and voting, the nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected as directors. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Withheld votes, and broker non-votes will not affect the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE NOMINEES SET FORTH HEREIN.

The Board of Directors and its Committees

The Board has an Audit Committee, a Nominating and Governance Committee, Stock Option Committee and a Compensation Committee. During fiscal 2009, the Board also created a CEO Search Committee, which disbanded following the hiring of Mr. Côté as President and Chief Executive Officer of the Company in August 2009. The CEO Search Committee was composed of Mr. Chiddix, Mr. Clarkson and Ms. Fetter. During fiscal 2010, the number of Board, Audit Committee, Nominating and Governance Committee, and Compensation Committee meetings held was as follows:

Board/Committee	Meetings	Conference Calls	Total
Board	4	1	5
Audit	4	5	9
Compensation	4	0	4
Nominating and Governance	4	1	5

The Stock Option Committee meets periodically as necessary.

Each of the Company’s current directors attended at least 75% of each of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board on which such person served during fiscal 2010. Although the Company does not have a formal policy regarding attendance by members of the Board at its Annual Meeting, the Company encourages directors to attend, and historically many of them have done so. To facilitate attendance and reduce travel costs, the Company usually schedules its Annual Meeting to occur immediately before or after a periodic meeting of the Board, although in some years scheduling conflicts have prevented this arrangement.

The Board has determined that all of the members of the Board, other than Mr. Côté, are “independent” as that term is defined in the Nasdaq Listing Rules. Mr. Côté is not considered independent because he is an executive officer of the Company. In addition, the Board has determined that each member of the Audit Committee also satisfies the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has adopted a charter for the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, each of which is posted on the Investor Relations section of our website at http://www.symmetricom.com.

Audit Committee

The primary purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee acts pursuant to a written charter that has been adopted by the Board. A more complete description of the powers and responsibilities delegated to the Audit Committee is set forth in the Audit Committee charter, which is posted on the Investor Relations section of our website at http://www.symmetricom.com. During the fiscal year ended June 27, 2010, the Audit Committee was composed of three non-employee directors, Mr. Neumeister, Mr. Boschulte and Ms. Fetter. Mr. Neumeister served as Chair. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules. The Board has further determined that Mr. Neumeister is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”).

Compensation Committee

The Compensation Committee oversees the Company’s compensation philosophy, determines executive officers’ and directors’ salaries and incentive compensation, grants equity awards to executive officers and employees under the Company’s equity award plans, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. A more complete description of the powers and responsibilities delegated to the Compensation Committee is set forth in the Compensation Committee Charter, which is posted in the Investor Relations section of our website at http://www.symmetricom.com. During the fiscal year ended June 27, 2010, the Compensation Committee was composed of three non-employee directors, Ms. Fetter, Mr. Chiddix and Mr. Snyder. Ms. Fetter served as Chair. All of the members of Compensation Committee are “independent” as defined in the Nasdaq Listing Rules.

Stock Option Committee

The Board has created a Stock Option Committee consisting solely of Mr. Côté and vested in such Stock Option Committee the authority solely to grant equity awards to newly hired employees consistent with guidelines adopted by the Compensation Committee and specifically excluding any personnel who are intended to be Section 16 officers or otherwise directly report to the Chief Executive Officer.

Nominating and Governance Committee

The Nominating and Governance Committee establishes qualification standards for Board membership, identifies qualified individuals for Board membership, considers and recommends director nominees for approval by the Board and the stockholders and oversees the evaluation of the Board. The Nominating and Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. A more complete description of the powers and responsibilities delegated to the Nominating and Governance Committee is set forth in the Nominating and Governance Committee Charter, which is posted in the Investor Relations section of our website at http://www.symmetricom.com. During the fiscal year ended June 27, 2010, the Nominating and Governance Committee was composed of three non-employee directors, Dr. Oliver, Mr. Boschulte and Mr. Stanzione. Dr. Oliver served as Chair. All of the members of the Nominating and Governance Committee are “independent” as defined in the Nasdaq Listing Rules.

To date, the Company has not received any recommendations from stockholders requesting that the Nominating and Governance Committee consider a candidate for inclusion among the Committee’s slate of nominees in the Company’s proxy statement. Candidates recommended by a stockholder would be evaluated in the same manner as candidates identified by the Nominating and Governance Committee.

In evaluating director nominees, the Nominating and Governance Committee considers the following factors:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the Company’s industry and with relevant social policy concerns;

•	experience as a board member of another publicly held company;

•	academic expertise in an area of the Company’s operations; and

•	practical and mature business judgment.

Other than the foregoing, there are no stated minimum criteria for director nominees. The Nominating and Governance Committee may, however, consider such other factors as it deems are in the best interests of the Company and its stockholders.

The Nominating and Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue in service, or if the Nominating and Governance Committee decides not to nominate a member for re-election, unless the Board determines not to fill a vacancy the Committee will identify the desired skills and experience of a new nominee as outlined above. Since 2006, the Company has not engaged a third party to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right to do so in the future.

Stockholders may send any recommendations for director nominees or other communications to the Board or any individual director c/o Secretary, 2300 Orchard Parkway, San Jose, California 95131-1017. All communications received are reported to the Board or the individual directors, as appropriate. Any formal nominations of director candidates must be addressed to the Secretary, 2300 Orchard Parkway, San Jose, California 95131-1017 and must also comply with the applicable provisions of the Company’s Bylaws.

Code of Ethics

The Board has adopted a formal code of conduct that applies to all of the Company’s employees, officers and directors. You can access the Code of Ethics, as well as the charters of the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board, in the Investor Relations section of our website at http://www.symmetricom.com.

Board Leadership Structure

The Company’s Board of Directors is composed of eight independent directors and Mr. Côté, who has served as the Company’s President and Chief Executive Officer since August 2009. Mr. Clarkson, one of the Company’s independent directors, has served as Chairman of the Board of Directors since 2000. The Board’s general policy, as set forth in the Company’s Corporate Governance Guidelines, is that the positions of Chairman of the Board and Chief Executive Officer should be held by separate persons as an aid in the Board’s oversight of management.

In addition, each of the Board’s Audit, Compensation, and Nominating and Governance committees is composed solely of independent directors, and each has a separate chair. The independent directors generally meet in executive session at each regularly scheduled Board meeting and at such other times as necessary or appropriate as determined by the independent directors. The Company’s Corporate Governance Guidelines provide that the independent directors will meet in executive session without management directors or management present at least three times per year on a regularly scheduled basis. On an annual basis, as part of our Board self-evaluation and governance review, the Board (led by the Nominating and Governance Committee) evaluates our leadership structure to ensure that it remains the optimal structure for the Company.

Board Role in Risk Oversight

The Company’s management performs day-to-day assessment of the risks faced by the Company, including financial risk, strategic risk, operational risk, and legal and compliance risk. The Company’s Board of Directors is responsible for overseeing management in its assessment and management of those risks, and the Board takes an active role in that regard. At its meetings, and in particular at its annual strategic planning session at which the Board considers the Company’s strategic direction, the Board reviews with management the Company’s business and strategies, the risks involved, and management’s approach to managing those risks. During 2010, the Company’s management performed a comprehensive risk assessment exercise based upon a COSO framework and discussed the results with the Board regarding the likelihood and impact of particular risk areas and discussed mitigating controls to those that were high impact and high likelihood. Management and the Board concluded that (i) the risk assessment exercise should be done annually, with more frequent focus as and if required, (ii) closer oversight and discussion of certain risks would be allocated to the Board or appropriate committees as and if required, (iii) risks as such would be more specifically highlighted at Board meetings and (iv) management would incorporate enterprise risk into its strategic planning process more specifically.

In addition, the Audit Committee reviews the Company’s policies and activities with respect to risk management and compliance. Where appropriate, the Audit Committee is responsible for making recommendations to the Board regarding risk management policies and activities and their impact on the Company. The Audit Committee also regularly discusses with management the Company’s significant risk exposures and the actions management has taken to limit, monitor, or control those exposures. The Nominating and Governance Committee manages risks associated with corporate governance and director independence. The Compensation Committee oversees risk management as it relates to the Company’s compensation plans, policies and programs in connection with designing, recommending to the Board for approval, and evaluating the Company’s compensation and benefit plans, policies and programs. The Compensation Committee reviews the Company’s compensation programs to ensure that they are designed to encourage high performance, promote accountability and align employee interests with the interests of the Company’s stockholders.

Compensation Risk Assessment

Under the supervision and direction of the Compensation Committee, the Company’s CEO, Chief Financial Officer and Executive Vice president of Human Resource (management) have performed an assessment of the Company’s compensation policies and practices for all employees relative to various risk factors. The results of this assessment were reviewed and discussed with the Compensation Committee and their independent consultant

(Compensia), which then concluded that there are no risks arising from the Company’s compensation policies and practices that would be reasonably likely to have a material adverse effect on the Company. The risk factors considered included analysis of base compensation, variable compensation, equity compensation, and goal setting and payout formula.

Director Compensation

In fiscal 2010, each non-employee director received an annual retainer of $35,000, with the Chairman of the Board receiving an incremental $15,000, the Chairs of the Audit Committee and Compensation Committee receiving an incremental $10,000 and the Chair of the Nominating and Governance Committee receiving an incremental $5,000. With respect to committee meetings attended by non-employee committee members during fiscal 2010, the Board has approved fees of $1,000 per meeting attended in person and $500 per meeting attended by telephone. No fees are paid for attendance at Board meetings. In addition, each member of the Board’s CEO Search Committee was paid a one-time fee of $15,000 in fiscal 2010 for his or her service on the committee.

Based upon the results of a market study of director compensation conducted by Compensia, the Board approved a new compensation policy for our non-employee directors in August 2010. Effective October 1, 2010, the cash compensation for non-employee directors was revised, as follows:

•	The annual retainer for each non-employee director was increased to $45,000, with the Chairman of the Board to receive an incremental $25,000 per year.

•	The Chairs of the Audit Committee, Compensation Committee and Nominating and Governance Committee will receive an annual incremental fee of $20,000, $16,000 and $9,000, respectively.

•

Each member (other than the Chair) of the Audit Committee, Compensation Committee and Nominating and Governance Committee will receive an annual incremental fee of $10,000, $8,000 and $4,500, respectively.

•	No fees will be paid for attendance at Board or committee meetings.

In fiscal 2010, each non-employee director received an annual automatic non-statutory stock option grant on January 4, 2010 to purchase 15,000 shares of our common stock, with 100% vesting at the end of one year or upon the occurrence of a change of control. In addition, upon joining the Board, each non-employee director receives a one-time grant of a non-statutory stock option to purchase 20,000 shares of our common stock, vesting over three years, at the rate of 25% at the end of each of the first and second years and 50% at the end of the third year of the vesting period, with acceleration of vesting upon the occurrence of a change of control, and 3,750 shares of restricted stock with the same vesting schedule.

Effective October 1, 2010, the equity compensation for non-employee directors will be revised as follows:

•

Initial Grant. Upon joining the Board, each non-employee director will receive a one-time grant of a non-statutory stock option to purchase 40,000 shares of our common stock, vesting over three years, at the rate of 25% at the end of each of the first and second years and 50% at the end of the third year of the vesting period, with acceleration of vesting upon the occurrence of a change of control.

•

Annual Grant. Each non-employee director will automatically receive an annual non-statutory stock option grant on the first business day of January each year to purchase 14,000 shares of our common stock and a grant of 7,000 shares of restricted stock, each with 100% vesting at the end of one year or upon the occurrence of a change of control.

The Company sponsors a non-qualified deferred compensation plan, the Symmetricom, Inc. Deferred Compensation Plan (the “DCP”), under which directors and key employees may elect to defer a portion of their current cash compensation on a pre-tax basis, and to have such deferred compensation and any accrued earnings distributed to them at a future date. The Company may also make discretionary contributions to the accounts of one or more of the plan’s participants. To date, the Company has not made any such discretionary contributions.

The following table shows compensation information for the Company’s current non-employee directors for the fiscal year ended June 27, 2010.

Director Compensation for Fiscal 2010

Name and Principal Position	Fees Earned or Paid in Cash ($)	Option Awards ($) (2)(3)	Total ($)
Alfred Boschulte	46,000	37,587	83,587
James Chiddix (1)	54,000	37,587	91,587
Robert T. Clarkson (1)	65,000	37,587	102,587
Elizabeth A. Fetter (1)	70,500	37,587	108,087
Robert M. Neumeister	51,500	37,587	89,087
Dr. Richard W. Oliver	44,500	37,587	82,087
Richard N. Snyder	38,000	37,587	75,587
Robert J. Stanzione	39,500	37,587	77,087

(1)	Amounts shown in the ‘Fees Earned or paid in Cash’ column include the fee paid to CEO Search Committee members in connection with the Committee’s search efforts to identify Mr. Côté as the Company’s new CEO in fiscal 2010. These amounts were approved by Board of Directors on June 15, 2010 and paid in July 2010.

(2)	Amounts shown in this column reflect the aggregate grant date fair value computed in accordance with FASB issued authoritative guidance on share-based compensation. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended June 27, 2010, filed with the SEC on September 10, 2010.

(3)	On January 4, 2010, each non-employee member of the Board was granted an option to purchase 15,000 shares with a one year vesting period and a grant date fair value of $37,587. As of June 27, 2010, the aggregate number of outstanding options held by each non-employee director was 42,500 for Mr. Boschulte, 50,000 for Mr. Chiddix, 112,500 for Mr. Clarkson, 102,011 for Ms. Fetter, 110,000 for Mr. Neumeister, 110,000 for Dr. Oliver, 127,500 for Mr. Snyder and 64,075 for Mr. Stanzione.

PROPOSAL No. TWO

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) have been the independent auditors for the Company since 1976 and, upon recommendation of the Audit Committee of the Board, their reappointment as the Company’s independent registered public accounting firm for the current fiscal year has been approved by the Board, subject to ratification by the stockholders.

The Company has been advised that a representative of Deloitte will be present at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

The following table sets forth the aggregate fees billed by Deloitte for the following services during the fiscal years ended June 27, 2010 and June 28, 2009:

Description of Services	2010 Fees	2009 Fees
Audit fees (1)	$947,890	$1,311,680
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total	$947,890	$1,311,680

(1)	Audit Fees: Represents the aggregate fees billed for professional services rendered for the audits of our annual financial statements and for the review of the financial statements included in our quarterly reports during such period, and for services that are normally provided in connection with statutory and regulatory filings or engagements. We included expenses related to Sarbanes-Oxley compliance in the totals.

In accordance with the Audit Committee charter, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors, including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee may elect to delegate pre-approval authority to one or more designated Audit Committee members in accordance with its charter. The Audit Committee considers whether such audit or non-audit services are consistent with the rules of the SEC on auditor independence.

Vote Required; Recommendation of the Board of Directors

Although not required to be submitted for stockholder approval, the Board has conditioned its appointment of its independent registered public accounting firm upon receiving the affirmative vote of a majority of the shares represented, in person or by proxy, and entitled to vote at the Annual Meeting. In the event the stockholders do not approve the selection of Deloitte, the appointment of independent registered public accounting firm will be reconsidered by the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE CURRENT FISCAL YEAR.

PROPOSAL No. THREE

APPROVAL OF THE ADOPTION OF THE 2010 EMPLOYEE STOCK PURCHASE PLAN

On August 13, 2010, the Board adopted, subject to stockholder approval, the Symmetricom, Inc. 2010 Employee Stock Purchase Plan (the “Purchase Plan”). If approved by the Company’s stockholders, the Purchase Plan authorizes the issuance of up to 1,400,000 shares of common stock (subject to adjustment for certain changes in our capital structure).

The Board of Directors believes that the Purchase Plan advances the interests of the Company and its stockholders by providing eligible employees with an opportunity to purchase shares of our common stock at a discount with accumulated payroll deductions, and that it is helpful in attracting, retaining and rewarding our valued employees.

A summary of the principal provisions of the Purchase Plan is set forth below. The summary is qualified by reference to the full text of the Purchase Plan, which is attached as Appendix A to this Proxy Statement.

Plan Administration

The Purchase Plan may be administered by the Board or a committee of the Board. The administrator will have the discretionary authority to administer and interpret the Purchase Plan and to adopt any rules deemed desirable and appropriate for the administration of the Purchase Plan, and all determinations of the administrator will be final and binding on all persons having an interest in the Purchase Plan.

Shares Available Under Purchase Plan

The maximum number of shares of common stock which are authorized for issuance under the Purchase Plan is 1,400,000. To the extent that any option to purchase shares under the Purchase Plan is not exercised by a participant for any reason, any shares allocable to the unexercised portion of such option will again be available for issuance under the Purchase Plan.

Eligible Employees

Employees eligible to participate in the Purchase Plan generally include employees who have been employed by the Company or one of its designated subsidiaries as of the first day of an applicable offering period (referred to as the “Enrollment Date”). Employees who customarily work less than 5 months in a calendar year or are customarily scheduled to work less than 20 hours per week will not be eligible to participate in the Purchase Plan. In addition, an employee who owns or holds options to purchase, or who, as a result of participation in the Purchase Plan, would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation of the Company is not eligible to participate in the Purchase Plan. As of September 10, 2010 approximately 503 employees (including all of our executive officers) would have been eligible to participate in the Purchase Plan was it then in effect.

Offering Periods

The Purchase Plan will generally be implemented by a series of offering periods of six months duration, with new offering periods commencing on the first trading day of March and September of each year, with the last day of each such period being designated a purchase date. The initial offering period will commence on March 1, 2011. The administrator may establish a different duration for one or more offering periods, not to exceed 27 months, or different commencement or ending dates for any offering period.

Participation and Purchase of Shares

Participation in an offering period under the Purchase Plan is limited to eligible employees who deliver a properly completed payroll deduction authorization (in such manner as prescribed by the administrator) prior to the Enrollment Date of such offering period. Payroll deductions will be at least 1% but not more than 10% (or such other limit as the administrator determines) of an employee’s compensation during the offering period. “Compensation” for purposes of the Purchase Plan generally means the employee’s regular straight-time earnings or base salary only. An employee who becomes a participant in the Purchase Plan will automatically participate in each subsequent offering period beginning immediately after the last day of the offering period in which he or she is a participant until the employee withdraws from the Purchase Plan or becomes ineligible to participate.

A participant may increase or decrease his or her rate of payroll deductions one time during each offering period in a manner prescribed by the administrator. In addition, a participant may withdraw from the Purchase Plan at any time during an offering period. Upon withdrawal, the Company will refund without interest the participant’s accumulated payroll deductions not previously applied to the purchase of shares. After a participant withdraws from an offering period, that participant may not again participate in the same offering period.

Subject to certain limitations, each participant in an offering period is granted an option covering a number of whole shares of common stock determined by dividing such participant’s accumulated payroll deductions during the offering period by the purchase price for such offering period. The maximum number of shares of common stock that may be purchased by a participant during an offering period is 2,500 shares, although the administrator may establish a different maximum number of shares for an offering period. In addition, as required by the Code, no participant may purchase shares of common stock under the Purchase Plan or any other employee stock purchase plan of the Company having a fair market value (measured on the Enrollment Date of the offering period in which the shares are purchased) exceeding $25,000 for each calendar year in which such option is outstanding at any time. Options granted under the Purchase Plan are nontransferable and may only be exercised by the participant.

On each purchase date, the Company issues to each participant in the offering period that number of shares of our common stock determined by dividing the amount of payroll deductions accumulated for the participant during the offering period by the purchase price, limited in any case by the number of shares subject to the participant’s option for that offering period. The per share purchase price will be the lower of 85% of the fair market value of a share of our common stock on the first day of the offering period or on the purchase date. The fair market value of our common stock on any relevant date generally will be the closing price per share as reported on the Nasdaq Global Market. On September 20, 2010, the closing price per share of our common stock was $5.40. Any accumulated payroll deductions not applied to the purchase of shares will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase a whole share of common stock, in which case the remaining amount may be applied to the next offering period, or will be refunded in the event the employee chooses not to participate in the Purchase Plan during such offering period.

Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale

The number of shares of common stock available for issuance under the Purchase Plan, as well as the option purchase price and the number of shares covered by each option under the Purchase Plan that has not yet been exercised, shall be proportionately adjusted for adjustments made in the number of outstanding shares of our common stock or an exchange of the shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

If there is a proposal to dissolve or liquidate the Company, the offering period in progress will be shortened by setting a new purchase date (which will be before the date of the proposed dissolution or liquidation), and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the administrator. In the event of a sale of all or substantially all of our assets, an acquisition of the

Company or the merger of the Company with or into another corporation, each outstanding option may be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation, with appropriate adjustments as to the number and kind of shares and purchase price. In the event that the successor corporation (or a parent or subsidiary of the successor corporation) refuses to assume or substitute for the option, any offering period then in progress will be shortened by setting a new purchase date (which will be prior to the consummation of such transaction) and any offering periods then in progress shall end on the such new purchase date.

Amendment and Termination

The administrator may amend, suspend or terminate the Purchase Plan at any time. However, the administrator may not amend, suspend or terminate the Purchase Plan to adversely affect any outstanding options without the consent of the affected participant. In addition, an amendment of the Purchase Plan will be subject to stockholder approval to the extent necessary to satisfy the requirements of Section 423 of the Code or any other applicable law, regulation or rule. The Purchase Plan will continue until terminated by the administrator or until all of the shares reserved for issuance under the Purchase Plan have been issued.

United States Federal Income Tax Consequences

The Purchase Plan is intended to be an employee stock purchase plan within the meaning of Section 423 of the Code. Generally, there are no tax consequences to an employee of either becoming a participant in the Purchase Plan or purchasing shares under the Purchase Plan. The tax consequences of a disposition of shares acquired pursuant to the Purchase Plan depends on the length of time that the shares are held before disposition. If an employee disposes of shares within two years after the Enrollment Date or within one year after the date on which the shares are purchased, the employee recognizes ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the purchase date over the purchase price. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the stock, and any additional gain or resulting loss recognized by the employee from the disposition of the shares is a capital gain or loss.

If an employee does not dispose of the common stock purchased under the Purchase Plan until at least one year after the stock is purchased and at least two years after the Enrollment Date, the employee recognizes ordinary income in the year of disposition in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of disposition over the purchase price paid by the employee, or (b) the excess of the fair market value of the shares on the Enrollment Date over the purchase price paid by the employee. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the stock, and any additional gain or resulting loss recognized by the employee from the disposition of the shares is a capital gain or loss.

We generally will not be entitled to a tax deduction with respect to the shares purchased by an employee under the Purchase Plan unless the employee disposes of the shares less than one year after the shares are purchased or less than two years after the Enrollment Date, in which case we will generally be entitled to a tax deduction corresponding to the amount of ordinary income recognized by the employee. In all other cases, we are not entitled to a tax deduction with respect to the purchase or sale of shares acquired pursuant to the Purchase Plan.

New Plan Benefits

Because benefits under the Purchase Plan will depend on each eligible employee’s election to participate and the fair market value of our common stock at various future dates, it is not possible to determine the benefits that employees will receive if the Purchase Plan is approved by the stockholders. Our non-employee directors are not eligible to participate in the Purchase Plan.

Vote Required

Adoption of the Purchase Plan requires approval by a majority of the votes cast with respect to the proposal by the shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file certain reports regarding ownership of, and transactions in, the Company’s securities with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes its executive officers, directors and more than 10% stockholders complied with all applicable filing requirements in fiscal 2010.

Share Ownership by Principal Stockholders and Management

The following table sets forth the beneficial ownership of common stock of the Company as of September 10, 2010 by:

•	all persons known to the Company to be the beneficial owners of more than 5% of the Company’s common stock,

•	each of the officers named in the Summary Compensation Table,

•	each director, and

•	all directors and executive officers as a group.

A total of 43,260,949 shares of the Company’s common stock were outstanding as of September 10, 2010. The share numbers reflected in the following table include shares and options to purchase shares that are exercisable within 60 days of September 10, 2010. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable. Options to purchase shares that are exercisable within 60 days of September 10, 2010 are considered outstanding and beneficially owned by the person holding the options for purposes of computing the percentage ownership of that person but are not treated as outstanding for purposes of computing the percentage ownership of any other person.

Name and Address	Shares Beneficially Owned	Approximate Percent Owned
BlackRock, Inc. (1) 40 East 52nd Street New York, NY 10022	3,756,864	8.68%
Security Investors, LLC (2) One Security Benefit Place Topeka, KS 66636-0001	3,640,700	8.42%
Paradigm Capital Management, Inc. (3) Nine Elk Street Albany, New York 12207	3,566,700	8.24%
Dimensional Fund Advisors LP. (4) Palisades West, Building One, 6300 Bee Cave Road Austin, Texas 78746	3,566,124	8.24%
Bruce Bromage (5)	300,358	*
Dave Côté (6)	281,250	*
James Armstrong (7)	204,167	*
Robert T. Clarkson (8)	138,750	*
Justin R. Spencer (9)	119,984	*
Richard W. Oliver (10)	96,600	*
Richard N. Snyder (11)	93,750	*
Robert M. Neumeister Jr. (12)	91,250	*
Elizabeth A. Fetter (13)	70,652	*
Robert J. Stanzione (14)	65,325	*
James A. Chiddix (15)	42,500	*
Alfred Boschulte (16)	35,550	*
Paul Chermak (17)	—	*
All directors and executive officers as a group (13 persons)	1,540,136	3.56%

*	Less than one percent (1%)

(1)	The information in the table is based solely on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 29, 2010.

(2)	The information in the table is based solely on a Schedule 13G/A filed with the SEC by Security Investors LLC, Inc. on February 12, 2010.

(3)	The information in the table is based solely on a Schedule 13G filed with the SEC by Paradigm Capital Management, Inc. on February 12, 2010.

(4)

The information in the table is based solely on a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP (“Dimensional”) on February 8, 2010. Of the shares shown in the table, Dimensional has sole voting power over 3,498,608 shares and sole dispositive power over 3,566,124 shares in its capacity as investment advisor and/or investment manager to four investment companies and certain other commingled group trusts and separate accounts (collectively, the “Funds”). The Funds own all of the shares shown as beneficially owned by Dimensional in the table. Dimensional disclaims beneficial ownership of the securities owned by the Funds.

(5)	Includes 240,000 shares subject to options exercisable within 60 days of September 10, 2010. Dr. Bromage’s employment with the Company terminated effective August 31, 2010, and he resigned as an executive officer of the Company effective June 15, 2010.

(6)	Includes 281,250 shares subject to options exercisable within 60 days of September 10, 2010.

(7)	Includes 161,000 shares subject to options exercisable within 60 days of September 10, 2010.

(8)	Includes 82,500 shares subject to options exercisable within 60 days of September 10, 2010.

(9)	Includes 97,500 shares subject to options exercisable within 60 days of September 10, 2010.

(10)	Includes 80,000 shares subject to options exercisable within 60 days of September 10, 2010.

(11)	Includes 82,500 shares subject to options exercisable within 60 days of September 10, 2010.

(12)	Includes 80,000 shares subject to options exercisable within 60 days of September 10, 2010.

(13)	Includes 59,402 shares subject to options exercisable within 60 days of September 10, 2010.

(14)	Includes 49,075 shares subject to options exercisable within 60 days of September 10, 2010.

(15)	Includes 35,000 shares subject to options exercisable within 60 days of September 10, 2010.

(16)	Includes 27,500 shares subject to options exercisable within 60 days of September 10, 2010.

(17)	Paul Chermak’s employment with Symmetricom terminated effective November 13, 2009 and beneficial ownership information for Mr. Chermak is as of November 13, 2009.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding the fiscal 2010 compensation program for our principal executive officer, our principal financial officer, and the executive officers (other than our principal executive officer and principal financial officer) who were the most highly-compensated executives of Symmetricom, Inc. at the end of fiscal 2010. During fiscal 2010, these individuals are:

David G. Côté, our Chief Executive Officer (the “CEO”);

Justin R. Spencer, our Executive Vice President Finance and Administration, Chief Financial Officer, and Secretary; and

James Armstrong, our Executive Vice President and General Manager, Communications Business Unit.

In addition, we are providing information regarding the fiscal 2010 compensation of Paul Chermak, our former Executive Vice President, Global Sales & Service, who served as an executive officer prior to his resignation as an executive officer on November 13, 2009, and Bruce Bromage, our former Executive Vice President and General Manager, Government Business Unit who served as an executive officer prior to his resignation as on executive officer on June 15, 2010.

These executive officers were the Named Executive Officers for fiscal 2010. In this Compensation Discussion and Analysis, Symmetricom, Inc. is referred to as “our,” “us,” “we,” or the “Company.”

This Compensation Discussion and Analysis describes the material components of our executive compensation program during fiscal 2010. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee of our Board of Directors (the “Committee”) arrived at the specific compensation decisions for our executive officers, including the Named Executive Officers, in fiscal 2010, including the key factors that the Committee considered in making its decisions.

Executive Compensation Overview

Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, retain, and motivate the individuals who are critical to driving our success and creating stockholder value. Our compensation philosophy is to deliver market competitive compensation that ensures our executive officers share in the Company’s success. Our executive compensation program has three primary objectives:

•	Attract, retain, and motivate highly-skilled executives who will create and sustain stockholder value

•	Create and support a strong “pay-for-performance” culture that provides compensation commensurate with performance

•	Align the interests of our executive officers with the long-term interests of our stockholders

Compensation Mix and Target Pay Positioning

Our executive compensation program is comprised of four components; base salary, annual variable compensation, long-term equity awards, and health and welfare benefits. Each component is key to the overall total compensation package that we provide to our executive officers, including the Named Executive Officers. Market competitive base salary is used to attract key talent, annual variable compensation is directly linked to the Company’s short-term performance, long-term equity awards are delivered to link the interests of our executive officers with long-term stockholder value creation, and comprehensive health and welfare benefits provide medical security for our executive officers and their families.

We target the total cash compensation (the sum of base salary and annual variable compensation) of our executive officer positions between the 50th to 75th percentile of our compensation peer group to reflect the competitive market. Given the highly competitive nature of our industry, the Committee believes that this target position is critical for continuing to attract and retain key executive talent in an increasingly challenging labor market.

At the same time, the Committee targets the total compensation packages of our executive officers to provide competitive compensation relative to performance, which ensures that our executive officers receive above-market pay only for delivering above-average market performance, but are “at risk” for receiving below-market pay for below-market performance. Each year, the Committee examines the compensation practices of a select group of the Company’s peer companies, and creates a highly-leveraged, variable compensation opportunity for each executive officer. This variable compensation opportunity is linked directly to the Company’s short-term performance; supporting our pay-for-performance culture, which in turn, creates stockholder value. This emphasis on performance-based, “at-risk” compensation ensures that our executive officers receive target or above-target compensation only to the extent that the Company’s annual operating plan has been achieved and/or exceeded. At the same time, the Committee retains the discretion to base its compensation decisions on its assessment of the best interests of the Company and our stockholders. Accordingly, to ensure an appropriate pay-for-performance alignment, the Committee may approve, where warranted, compensation levels (base salary, annual variable compensation, and long-term equity awards) for our executive officers above or below the target pay position, based on its evaluation of the executive officer’s experience, time in position, and Company and individual performance.

Executive Compensation-Setting Process

Role of Compensation Committee

The Committee is responsible for formulating, determining, reviewing, and modifying the compensation of our executive officers, including the Named Executive Officers, as well as the development and oversight of the Company’s compensation philosophy.

The Committee has the following responsibilities:

•	review and approve corporate goals and objectives relevant to the compensation of our CEO and our other executive officers

•

evaluate the performance of our CEO and our other executive officers in light of these criteria and, based on such evaluation, review and approve the annual base salary, annual variable compensation, long-term equity awards (including stock options and restricted stock awards), and health and welfare benefits, for our CEO and our other executive officers;

•	review and make recommendations to our Board of Directors with respect to the Company’s annual incentive compensation and equity-based plans;

•	review and approve all equity compensation plans of the Company that are not otherwise subject to the approval of our stockholders; and

•	review succession planning for our CEO and our other executive officers.

The Committee’s authority, duties, and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available in the Investor Relations section of the Company’s website at http://www.symmetricom.com.

During fiscal 2010, the Committee was comprised of Elizabeth A. Fetter, Richard N. Snyder, and James A. Chiddix. Ms. Fetter is the Chair of the Committee. All Committee members meet all governing criteria for establishing director independence, including those of the NASDAQ Stock Market, Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), and Section 16 of the Exchange Act.

As a part of its annual review and approval of the performance criteria and compensation of our executive officers, including the Named Executive Officers, the Committee meets at least twice each year for scheduled, in-person meetings. It also meets at least annually with our CEO. The Committee meets with the Company’s principal Human Resources executive and other corporate officers as it deems appropriate. During fiscal 2010, the Committee met a total of four times.

Role of Management

In determining the performance criteria and compensation of our executive officers, including the Named Executive Officers, the Committee takes into account the recommendations of our CEO. Typically, our CEO will make these recommendations for our executive officers (other than himself) based on his assessment of each executive officer’s individual performance, as well as his knowledge of each executive officer’s job responsibilities, seniority, and expected future contributions.

Role of Compensation Consultant

The Committee has the authority to engage the services of outside advisers, experts, and consultants to assist it in discharging its responsibilities. During fiscal 2010, the Committee engaged Compensia, a national compensation consulting firm, to provide advice and information relating to executive and director compensation, including advice and information on the compensation package of Mr. Dave Côté, our CEO who was hired in August 2009. During fiscal 2010, Compensia assisted the Committee in peer group development, executive officer compensation benchmarking, and advising on cash-based incentives and equity program design. Compensia reports directly to the Committee and does not provide any services to the Company or its management.

Compensation Benchmarking

The Committee examines the compensation practices of a select group of peer companies to assess the competitiveness of our executive compensation program. In fiscal 2010, the Committee used a peer group consisting of 18 companies comprised of high-technology companies with a business model similar to that of the Company, and which represented both business and labor market competitors (the “Peer Group”). The compensation practices of the Peer Group were the primary benchmark used by the Committee to compare the competitiveness of each compensation component and overall compensation levels (base salary, target annual variable compensation, and long-term equity awards).

For fiscal 2010, the Peer Group consisted of the following companies:

• Acme Packet	• Frequency Electronics
• ADTRAN	• Globecomm Systems
• Big Band Networks	• Harmonic, Inc.
• Bookham	• Infinera
• CalAmp	• Ixia
• Communications Systems	• Sycamore Networks
• Comtech Telecom	• TEKELEC
• Digi International	• ViaSalt
• Finisar	• Westell Technologies

The fiscal 2010 Peer Group was the same as the peer group used for fiscal 2009, with one change. Radyne was eliminated from the fiscal 2010 Peer Group as a result of its acquisition by another company.

For comparison purposes, the revenues and market capitalization of the Peer Group companies relative to the revenues and market capitalization of the Company were as follows (as of the end of fiscal 2010):

	Industry Sector	Last Fiscal Year Revenue		Market Capitalization
		Range	Median	Range	Median
Peer Group	High-technology	$49.0M to $688.1M	$301.8M	$40.6M to $2,018.2M	$703.1M
Symmetricom	High-technology	$221.3M		$232.1M

The Committee, on an annual basis, reviews the Peer Group to ensure that the Peer Group companies are appropriate comparators and also reviews, on at least an annual basis, the executive compensation practices of the Peer Group.

Executive Officer Compensation Components

During fiscal 2010, the compensation of our executive officers, including the Named Executive Officers, consisted of the following components:

•	Base salary;

•	Annual variable compensation;

•	Equity awards; and

•	Health and welfare benefits.

Base Salary

Base salaries serve primarily to provide non-variable compensation at competitive levels, allowing us to attract and retain high-caliber executive talent. The initial base salaries of our executive officers are determined by the Committee based on a number of factors, including:

•	Level of responsibility;

•	Expertise and experience of the individual executive officer;

•	Competitive conditions in the high-technology sector; and

•	Compensation of individuals in comparable positions at the Peer Group companies.

The Committee annually reviews the base salaries of our executive officers, including the Named Executive Officers, and adjustments, if any, are based on a number of factors:

•	Achievement of corporate financial and strategic objectives, as well as a number of qualitative individual performance factors, including managerial effectiveness, teamwork, and customer satisfaction;

•	Current base salary relative to the compensation of individuals in comparable positions at the Peer Group companies;

•	The expected future contribution of the individual executive officer to the Company; and

•	Internal pay equity.

In August 2009, the Committee reviewed the base salaries of our executive officers, including the Named Executive Officers (other than our CEO), and determined to make no increases to their base salaries.

In the case of our CEO, his base salary for fiscal 2010 was established pursuant to the terms of his negotiated employment offer letter, as set forth below.

The annual base salaries paid to the Named Executive Officers during fiscal 2010 are set forth in the table below.

Executive	Base Salary	Percent Increase from fiscal 2009
Dave Côté (hired on 8/3/09)	$450,000	N/A
Justin R. Spencer	$290,000	0.0%
Bruce Bromage*	$290,000	0.0%
Paul Chermak**	$290,000	0.0%
James Armstrong	$280,000	0.0%

*	Bruce Bromage’s employment with Symmetricom terminated effective August 31, 2010.

**	Paul Chermak’s employment with Symmetricom terminated effective November 13, 2009.

Annual Variable Compensation

We use annual cash incentive awards to reinforce our pay-for-performance culture. We believe in providing our executive officers, including the Named Executive Officers, with a target total cash compensation that falls between the 50th to 75th percentile of the Peer Group. To achieve this objective, the Committee provides annual cash incentive award opportunities under the Company’s Incentive Compensation Program (the “ICP”) that are intended to reward our executive officers, including the Named Executive Officers, for achieving financial and strategic objectives that further our annual operating plan. We believe that these awards, which are explicitly linked to corporate and individual performance, promote long-term stockholder value creation.

At the beginning of the fiscal year, the Committee determines the target total cash compensation levels for our executive officers, and, after reviewing each executive officer’s base salary, establishes his or her target annual cash incentive award opportunity. Target award opportunities are based on a percentage of each executive officer’s base salary.

At the beginning of the fiscal year, the Committee also approves the specific corporate and individual performance objectives for that year’s awards. Further, the Committee weights the corporate and individual performance objectives for each executive officer. Individual performance objectives for our executive officers are determined based on the recommendations of our CEO (other than with respect to his own annual cash incentive award) and include one or more quantitative and qualitative factors that relate to the corporate function or business operation that he or she manages. In the case of our CEO, his individual performance objectives are established by the Committee.

Award payments are determined after the end of the fiscal year based on the Company’s actual performance for the year (as measured against the pre-established corporate performance objectives) and each executive officer’s performance against his or her individual objectives. If the Company meets or exceeds the threshold performance level established for the corporate performance objective, then the ICP is funded for that year.

Once funding has been established, then the Committee determines award payments for each of our executive officers. Among other factors, the Committee considers the recommendations of our CEO (other than with respect to his own award payment), which are based on his assessment of each executive officer’s performance against his or her individual performance objectives for the fiscal year. While the Committee reviews these recommendations, it exercises its own judgment to determine the amount of each executive officer’s award payment. In the case of our CEO’s award payment, the Committee determines the appropriate amount for our CEO based on its assessment of his performance against his individual performance objectives for the fiscal year.

Health and Welfare Benefits

Our executive officers, including the Named Executive Officers, are eligible to participate in our employee benefit plans, which are generally provided for all full-time employees, including a tax-qualified Section 401(k) savings plan, group health (medical, dental, and vision) insurance, and group life insurance. For a portion of fiscal 2010, our executive officers, including the Named Executive Officers, were eligible to receive additional medical coverage at no cost to the executive through the Company’s Executive Medical Plan. This plan covered out-of-pocket expenses not covered under the Company’s broad-based Aetna Medical Plan up to an annual maximum. The Executive Medical Plan was discontinued effective January 1, 2010 and, therefore, our executive officers receive medical coverage solely pursuant to the Company’s broad-based Aetna Medical Plan.

In addition, our executive officers, including the Named Executive Officers, have the opportunity to participate in the DCP, as described below.

Except as described in the preceding paragraphs, we do not provide any perquisites or other personal benefits to our executive officers, including the Named Executive Officers.

Other Compensation Policies and Practices

Equity Award Grant Practices

The Committee approves all equity awards granted to our executive officers and other employees, except for non-executive, new hire grants. Our current practice is for the Committee to review and approve annual equity awards for our executive officers at its November meeting, with these awards effective on the later of that date, or, if applicable, two days after the release of the Company’s earnings results for its first fiscal quarter. Awards must be made subject to an annual equity pool approved by our Board of Directors, which for fiscal 2010 was approximately 2.4 million shares (excluding the award made to our CEO). Management is required to provide quarterly tracking updates to the Committee regarding the Company’s equity use.

All equity awards to our executive officers are made under the Company’s stockholder-approved stock plans. The per share exercise price of stock options cannot be less than the closing sale price of a share of the Company’s common stock on the NASDAQ Stock Market on the grant date.

Equity Ownership Policy

We believe that our executive officers should own and hold shares of the Company’s common stock to further align their interests and actions with the interests of the Company’s stockholders. Our executive officers are expected to own and hold 50 percent of the number of shares of common stock that constitute their target annual equity award. Stock ownership levels are to be achieved by each executive officer within five years of the adoption of these guidelines in August 2006, or five years of his or her first annual equity award as an executive officer. Until this ownership level is achieved, each executive officer is encouraged to retain at least 10 percent of the net shares obtained through his or her participation in the Company’s stock incentive plans.

Shares of common stock that count toward the satisfaction of this policy include: shares owned outright by the executive officer or his or her immediate family members who share the same household, restricted stock where the restrictions have lapsed, shares acquired upon the exercise of stock options, and shares purchased in the open market in compliance with the law and the Company’s trading policies. Failure to comply with this policy will result in an executive officer’s ineligibility for any additional equity awards until such time as he or she is in compliance.

Regulatory Considerations

We take certain tax and accounting requirements into consideration in designing and operating our executive compensation program.

Deductibility of Executive Compensation

Generally, Section 162(m) of the Code disallows a tax deduction to any publicly-traded corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer and each of its other named executive officers, other than its chief financial officer. Remuneration in excess of $1 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of the Code. In this regard, the compensation income realized upon the exercise of stock options granted under a stockholder-approved stock option plan generally will be deductible so long as the options are granted by a committee whose members are non-employee directors and certain other conditions are satisfied.

Though currently non-taxpaying, and as such with no Section 162(m) tax liabilities, to the extent consistent with our overall compensation practices and philosophy, we intend to seek to qualify the variable compensation paid to our executive officers for the “performance-based compensation” exemption from the deductibility limit. As such, in approving the amount and form of compensation for our executive officers in the future, we will consider all elements of the cost to us of providing such compensation, including the potential impact of the Section 162(m) deduction limit. The Committee may, in its judgment, authorize compensation payments that do not comply with an exemption from the deductibility limit when it believes that such payments are appropriate to attract and retain executive talent.

Taxation of Nonqualified Deferred Compensation

Section 409A of the Code requires that amounts that qualify as “nonqualified deferred compensation” satisfy certain requirements with respect to the timing of deferral elections, timing of payments, and certain other matters. Generally, the Committee intends to administer our executive compensation program and design individual compensation components, as well as the compensation plans and arrangements for our employees generally, so that they are either exempt from, or satisfy the requirements of, Section 409A. From time to time, we may be required to amend some of our compensation plans and arrangements to ensure that they are either exempt from, or compliant with, Section 409A.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that certain executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. We have not agreed and are not otherwise obligated to provide any Named Executive Officer with such a “gross-up” or other reimbursement payment for any tax liability that he or she may owe as a result of the application of Sections 280G or 4999 in the event of a change in control of the Company.

Accounting for Stock-Based Compensation

The Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting

Standards Board Accounting Standards Codification Topic 718 (formerly known as SFAS No. 123(R)), or ASC Topic 718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires the Company to record a compensation expense in our income statement for all equity awards granted to our executives and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

Fiscal 2010 Awards

For fiscal 2010, the Committee set the target award opportunities for our executive officers, including the Named Executive Officers, at 100% of base salary for our CEO and 50% of base salary for the other executive officers. Under the fiscal 2010 ICP, actual award payments could range from zero to 175% of base salary, based on the actual level of the Company’s performance against the performance objective described below.

The Committee selected operating income as adjusted for certain items below, as the corporate performance objective to be used to determine funding of the fiscal 2010 ICP, as well as the calculation of individual award payments. For purposes of the fiscal 2010 ICP, operating income excludes certain items related to non-cash equity-based compensation, amortization of acquired intangibles, restructuring charges, impairment of goodwill and other intangibles, gains and losses on investments and repayment of convertible notes, non-cash interest expense charges, and other items that the Company does not consider indicative of its ongoing performance. This performance measure was selected, and the related target performance level set, based on an evaluation of the Company’s fiscal 2010 operating plan as approved by our Board of Directors. The Committee selected this performance objective because of its belief that it was an appropriate means for motivating our executive officers to focus on increasing the short-term profitability of the Company.

The Committee set the payout range for this measure from zero to 175%. The following table sets forth the threshold, target, and maximum levels of performance required to fund award payments at the 50%, 100%, and 175% levels.

		Minimum Threshold	Target	Maximum
Performance Achievement	<75%	75%	100%	150%
Plan Funding Factor	0%	50%	100%	175%

As illustrated by the preceding table, to the extent that the Company’s actual adjusted operating income for fiscal 2010 did not meet or exceed the threshold performance level, then the ICP would not be funded and no award payments would be made. The Committee set the target level for the corporate performance objective at a level that it believed would require successful execution of the Company’s fiscal 2010 operating plan and the achievement of revenue levels and expense control more challenging than had been set in prior fiscal years. The fiscal 2010 adjusted operating income target was increased four (4) percent over the fiscal 2009 results. Given the economic environment this increase was a significant stretch for Symmetricom.

In addition, the Committee approved individual performance objectives for each of our executive officers (other than our CEO) based on the recommendations of our CEO. These performance objectives were related to the specific function or business segment for which each executive officer was responsible. Mr. Armstrong’s individual performance objectives were built around division revenue, contribution to gross margin and design wins with major named equipment manufactures. Mr. Spencer’s individual performance objectives were based on financial modeling of current and projected manufacturing costs building a strategy for the future, financial process improvements internal to the Finance organization, and defining the FY11 Business Plan.

In the case of our CEO’s annual cash incentive award, the Committee established his individual performance objectives following his joining the Company in August 2009. These performance objectives included developing and delivering a comprehensive strategic plan for the Company by the middle of the fiscal year, developing a business strategy for one of the Company’s business lines and executing upon that strategy, developing and executing a PTP strategy, and developing a new manufacturing strategy.

Finally, the Committee weighted the corporate performance objective at 80% of the target award opportunity and the individual performance objectives at 20% of the opportunity for our CEO and the other Named Executive Officers.

For fiscal 2010, the Company achieved a (pre-tax) operating income level sufficient to fund the fiscal 2010 ICP. The annual cash incentive awards for our CEO and the other Named Executive Officers were based 80% on Company financial performance and 20% on individual performance. Achievement of individual performance targets ranged from 96.3% to 100% and these scores were incorporated in each individual’s award payment calculation. Performance scores for the Named Executive Officers were based upon how well and/or how much of each specific individual objective was met. All objectives are quantifiable and results were measured against the original target.

The annual cash incentive award payments for the Named Executive Officers for fiscal 2010 are set forth in the table below:

Dave Côté	$404,000	James Armstrong	$125,100
Justin R. Spencer	$130,200	Bruce Bromage*	$—
Paul Chermak**	$—

*	Bruce Bromage’s employment with Symmetricom terminated effective August 31, 2010 and $145,000 was paid in connection with his termination of employment.

**	Paul Chermak’s employment with Symmetricom terminated effective November 13, 2009.

Equity Compensation

Equity compensation serves a critical role in our pay-for-performance culture and is a key link between the interests of our executive officers, including the Named Executive Officers, and the long-term interests of our stockholders. We use equity compensation to motivate our executive officers to deliver business results that drive the market price of our common stock, since our executive officers benefit from their equity awards only to the extent that the stock price increases. Typically, equity-based compensation awards, in the form of stock options and/or restricted stock awards, are made at the commencement of employment and, thereafter, annually or from time to time following a significant change in job responsibilities or to meet other specific retention objectives.

The size of an executive officer’s equity award is based primarily on the individual’s performance and his or her responsibilities and position with the Company, as well as on a review of his or her current outstanding vested and unvested stock options and restricted stock awards and the practices of the Peer Group.

The Committee is mindful of stockholder concerns regarding stock usage and dilution. As a result, we generally target an overall 4.8 percent “annual” burn rate for all equity awards, not just awards granted to our executive officers (excluding special events, such as acquisitions). Our issuance of equity awards during fiscal 2010 resulted in an annual burn rate of 4.6 percent (excluding the stock option granted to our CEO in connection with his joining the Company), with a reduced number of shares going to our executive officers and more shares going toward key contributor focal grants and senior level new hires. This rate was below target and within Institutional Shareholder Services’ recommended range for hardware technology companies.

On November 6, 2009, the Committee granted our executive officers, including the Named Executive Officers, stock options based on an analysis provided by Compensia and recommendations made by our CEO for each executive officer (other than with respect to his own award). These stock options were granted with an exercise price of $4.57 per share. The stock options vest over four years, at the rate of 25% on the first anniversary of the date of grant, and the remainder vesting in monthly increments over the following three years.

The equity awards granted to the Named Executive Officers during fiscal 2010 are set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table below.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended June 27, 2010. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

By the Members of the Compensation Committee

Elizabeth A. Fetter, Chair

James A. Chiddix

Richard N. Snyder

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board is currently composed of non-employee directors Elizabeth A. Fetter, Chair, James A. Chiddix and Richard N. Snyder. No interlocking relationship exists between the Board and the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has had one or more executive officers serving as a member of the Company’s Board of Directors or the Compensation Committee.

Summary Compensation

The following table shows compensation information for the fiscal year ended June 27, 2010 for the Named Executive Officers.

Summary Compensation Table for Fiscal 2010

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Dave Côté (5)	2010	398,077	—	—	2,188,509	404,000	5,242	2,995,828
CEO & Director

Justin Spencer	2010	290,000	—	99,666	213,321	130,200	6,893	740,080
CFO & Secretary	2009	210,808	50,000	—	233,501	86,021	7,531	587,861

Bruce Bromage (6)	2010	290,000	—	124,583	165,916	—	151,501	732,000
Executive Vice President & General Manager, Government	2009	290,000	50,000	—	116,186	114,695	9,630	580,511
	2008	290,000	—	93,060	70,855	—	8,465	462,380

James Armstrong	2010	280,000	—	161,957	165,916	125,100	6,677	739,650
Executive Vice President & General Manager, Communications Business Unit	2009	280,000	—	—	149,105	109,145	9,323	547,573
	2008	260,385	—	77,550	132,552	—	6,065	476,552

Paul Chermak (7)	2010	141,216	—	103,819	—	—	3,939	248,974
Former Executive Vice President Global Sales & Support	2009	290,000	—	—	96,821	114,408	9,308	510,537
	2008	184,039	—	—	186,513	—	6,238	376,790

(1)	These amounts reflect the value for accounting purposes for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by vesting in restricted stock or restricted stock award). This column represents the aggregate grant date fair value computed in accordance with FASB issued authoritative guidance on share-based compensation. The assumptions used in the valuation of these awards are set forth in the note 14 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended June 27, 2010, filed with the SEC on September 10, 2010.

(2)	These amounts reflect the value for accounting purposes for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options). This column represents the aggregate grant date fair value computed in accordance with FASB issued authoritative guidance on share-based compensation for the fiscal years ended June 27, 2010, June 28, 2009, and July 29, 2008 for stock options granted to each of the Named Executive Officers in 2010 as well as prior fiscal years.

(3)	Incentive plan compensation earned for 2010 was paid out in August 2010 to all executives who were eligible.

(4)	Amounts for the Fiscal 2010 are solely for 401(k) matches and additional medical benefits for each Named Executive Officer except for Dr. Bruce Bromage whose numbers include the target bonus as part of his severance agreement dated June 15, 2010.

(5)	Mr. Côté joined the Company as Chief Executive Officer on August 3, 2009.

(6)	Dr. Bromage’s employment with the Company terminated effective August 31, 2010 and he resigned as an executive officer of the Company effective June 15, 2010.

(7)	Mr. Chermak’s employment with the Company terminated effective November 13, 2009.

Grants of Plan-Based Awards

The following table shows all plan-based awards granted to the Named Executive Officers during the fiscal year ended June 27, 2010. The option awards and the unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at fiscal 2010 Year-End Table on the following page. The option awards which were granted prior to fiscal 2010 vest 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of grant date. All option awards which were granted to employees in fiscal 2010 vest 25% on the first anniversary of the grant date and the remaining shares will vest in monthly increments over the three years and stock awards which were granted in fiscal 2010 vest 50% on each of the first and second anniversaries of the grant date. In addition, awards are subject to acceleration of vesting as noted below under “Certain Relationships and Related Party Transactions.”

Grants of Plan-Based Awards For Fiscal 2010

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Dave Côté	8/13/2009					900,000	5.25	2,188,509
		—	450,000	675,000
Justin Spencer	8/13/2009				18,984		—	99,666
	11/6/2009					90,000	4.57	213,321
		72,500	145,000	217,500
Bruce Bromage	8/13/2009				23,730		—	124,583
	11/6/2009					70,000	4.57	165,916
		72,500	145,000	217,500
James Armstrong	8/13/2009				30,849		—	161,957
	11/6/2009					70,000	4.57	165,916
		70,000	140,000	210,000
Paul Chermak	8/13/2009				19,775		—	103,819
		72,500	145,000	217,500

(1)	These amounts reflect the grant date fair value for accounting purposes for these awards and do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options or by vesting in a restricted stock award). The value of a stock award or option award is based on the fair value as of the grant date of such award determined pursuant to FASB issued authoritative guidance on share-based compensation. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions underlying the grant date fair value of these awards, see Note 14 of our financial statements in our Form 10-K for the year ended June 27, 2010, as filed with the SEC.

Outstanding Equity Awards

The following table shows all outstanding equity awards held by the Named Executive Officers at the end of fiscal 2010, which ended on June 27, 2010.

Outstanding Equity Awards at Fiscal 2010 Year-End

	Option Awards (1)					Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Dave Côté		900,000	(3)	5.25	8/3/16
Justin Spencer	37,500	—		3.79	9/30/13
		112,500	(4)	3.79	9/30/13
		90,000	(5)	4.57	11/5/16
						18,984	(13)	101,564
Bruce Bromage (2)	20,000	—		5.02	5/24/12
	35,000	—		5.02	5/24/12
	40,000	—		9.75	4/7/14
	35,000	—		7.25	8/6/14
	25,000	—		9.42	8/4/10
	45,000	—		6.88	8/11/11
	17,500	17,500	(6)	5.17	8/2/12
	15,000	45,000	(7)	4.78	8/25/13
		70,000	(8)	4.57	11/5/16
						9,000	(14)	48,150
						23,730	(13)	126,956
James Armstrong	50,000	—		7.97	9/4/11
	15,000	15,000	(9)	5.17	8/2/12
	25,000	25,000	(10)	3.94	2/4/13
	19,250	57,750	(11)	4.78	8/25/13
		70,000	(12)	4.57	11/5/16
						7,500	(14)	40,125
						30,849	(13)	165,042

(1)	Options and unvested stock awards held by Named Executive Officers (NEO) are subject to acceleration of vesting pursuant to agreements between Symmetricom and each NEO as described under “Certain Relationships and Related Party Transactions.” For Stock Awards, market value is based on the closing price of Symmetricom’s common stock of $5.35 on June 27, 2010, as reported on The NASDAQ Stock Market LLC.

(2)	Dr. Bromage retired from Symmetricom effective August 31, 2010. As per his severance agreement under Covered Termination dated November 3, 2008, there is no acceleration of unvested options or awards.

(3)	The option was granted on August 13, 2009. 225,000 shares will vest on August 13, 2010; and remainder of shares will vest in monthly increments over the following three years subject to continuing service with Symmetricom.

(4)	The option was granted on October 8, 2008. 37,500 shares vested on October 8, 2009. Assuming continued employment with Symmetricom, 37,500 will vest on October 8, 2010 and rest will vest on October 8, 2011 assuming continued employment with Symmetricom.

(5)	The option was granted on November 6, 2009. 22,500 shares will vest on November 6, 2010. Assuming continued employment with Symmetricom, rest will vest in monthly increments over the following three years.

(6)	The option was granted on August 13, 2007. 8,750 shares each vested on August 13, 2008 and August 13, 2009. Rest of the shares will vest on August 13, 2010.

(7)	The option was granted on August 25, 2008. 15,000 shares vested on August 25, 2009; and 15,000 vested on August 25, 2010. The remainder of the shares was forfeited upon the retirement of Dr. Bromage effective August 31, 2010 from Symmetricom.

(8)	The option was granted on November 6, 2009. As a result of the retirement of Dr. Bromage effective August 31, 2010 from Symmetricom, none of the option shares vested and all of the option shares were forfeited.

(9)	The option was granted on August 13, 2007. 7,500 shares each vested on August 13, 2008 and August 13, 2009. Remainder of 15,000 shares will vest on August 13, 2010.

(10)	The option was granted on February 5, 2008. 12,500 shares each vested on February 5, 2009 and February 5, 2010. Assuming continued employment with Symmetricom, rest of 25,000 shares will vest on February 5, 2011.

(11)	The option was granted on August 25, 2008. 19,250 shares vested on August 25, 2009; 19,250 will vest on August 25, 2010 and 38,500 will vest on August 25, 2011 assuming continued employment with Symmetricom.

(12)	The option was granted on November 6, 2009. 22,500 shares will vest on November 6, 2010. Assuming continued employment with Symmetricom, remainder will vest in monthly increments over the following three years.

(13)	The award was granted on August 13, 2009. As per vesting schedule, 50% each will vest on August 13, 2010 and August 13, 2011.

(14)	The award was granted on August 2, 2007. 1,875 shares each vested on August 2, 2008 and August 2, 2009. The remainder would vest on August 2, 2010.

Option Exercises and Stock Vested

The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the Named Executive Officers during Fiscal 2010, which ended on June 27, 2010.

Option Exercises (1) and Stock Vested For Fiscal 2010

	Stock Options		Stock Awards
Name	Number of Shares Exercised (#)	Value Realized on Exercising ($) (2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Bruce Bromage	—	—	15,750	97,718
James Armstrong	—	—	3,750	24,525
Paul Chermak	72,500	59,925	—	—

(1)	The value realized equals the fair market value of our common stock on the vesting date, multiplied by the number of shares that vested.

(2)	The value realized equals the fair market value of our common stock on the exercise date, minus exercise price of the option, multiplied by number of shares for which option was exercised.

Nonqualified Deferred Compensation

We maintain the DCP, which allows eligible employees, including executive officers and members of our Board of Directors, to voluntarily defer receipt of a portion of their cash compensation on a pre-tax basis up to a maximum of 100% of base salary, bonus, or director fees until the date or dates elected by the participant, thereby allowing the participant to defer taxation on such amounts. The DCP is offered to certain highly-compensated employees to allow them to defer more compensation than they would otherwise be permitted to defer under a tax-qualified retirement plan, such as our tax-qualified Section 401(k) savings plan.

The DCP itself is “unfunded.” Nonetheless, we have chosen to informally finance the DCP with one or more assets. These assets are held in a special trust at Prudential Bank and Trust Company in the name of the Company. Participants do not own the assets. In exchange for deferring compensation, a participant is presented with a menu of investment options which can be used to allocate his or her account as he or she deems appropriate. These selection or reference accounts are then used to track the value of the participant’s benefit. The participant’s account balance and the DCP liability to the Company are dictated by the contributions made to the plan and the market value fluctuations of the reference accounts selected by the participant.

The Company offers eligible participants an array of investment options as reference funds. The Company invests in the same options, in the same amounts and allocations as the reference funds selected by participants. The intent is that these investment choices will be used as a source to pay liabilities of the DCP as they come due. The Company has selected an array of mutual funds to informally fund the contributions made to the DCP. The mutual fund investments are held in a special “Grantor Trust” (sometimes referred to as a “Rabbi Trust”) as a Company asset. The trustee of the DCP is Prudential Bank and Trust Company.

The following table shows Nonqualified Deferred Compensation information for the Named Executive Officers.

Nonqualified Deferred Compensation For Fiscal 2010

Name	Executive Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals /Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Justin Spencer	15,615	4,630	—	42,244
Bruce Bromage	82,889	56,257	—	468,685

(1)	Contributions in this column were reported as salary in the Summary Compensation Table for the fiscal year ended June 27, 2010.

(2)	No portion of the earnings in this column is included in the Summary Compensation Table for the fiscal year ended June 27, 2010 because such earnings are not considered preferential or above market.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of June 27, 2010 with respect to compensation plans under which our equity securities are authorized for issuance.

Equity Compensation Plan Information as of June 27, 2010

Plan category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation plans approved by security holders	6,043,345	$5.84	5,697,316
Equity Compensation plans not approved by security holders	—	$—	—

Total	6,043,345	$5.84	5,697,316

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Employment Arrangements with Mr. Côté

In July 2009, we named Mr. Côté as our Chief Executive Officer, effective August 3, 2009. The terms and conditions of his employment are set forth in a written employment offer letter dated July 17, 2009. The Committee decided to use a written agreement to document the terms and conditions of Mr. Côté’s employment to set forth the rights and responsibilities of the parties and to protect the Company’s interests in the event of a termination of employment by providing for the disposition of his compensation and benefits upon specific termination events and by prohibiting Mr. Côté from engaging directly or indirectly in competition with us, from recruiting or soliciting any of our employees, from diverting our customers to a competitor, or from disclosing our confidential information or business practices. The negotiation of this written agreement on our behalf was undertaken by the Committee and approved by our Board of Directors.

Pursuant to his employment offer letter, Mr. Côté was to receive an annual base salary of $450,000. He was also to be eligible to receive a target annual cash incentive award opportunity for fiscal 2010 of up to 100% of base salary, based on the achievement of performance goals to be determined following the date upon which he commenced employment with the Company.

Mr. Côté was also granted a stock option to purchase 900,000 shares of the Company’s common stock with an exercise price equal to the closing market price of the common stock on the NASDAQ Stock Market on the date of grant. This option was to vest 25% on the first anniversary of his first date of employment, with the remainder vesting in monthly increments over the following three years, subject in each case to Mr. Côté’s continued service with the Company. The size of the stock option granted to Mr. Côté was determined based on market competitive new hire awards for the fiscal 2010 Peer Group, internal equity, and the Company’s available stock option pool.

In filling our Chief Executive Officer position, the Committee was aware that it would be necessary to recruit a candidate from outside the Company with the requisite experience and skills. Accordingly, it recognized that it would need to develop a competitive compensation package to attract a qualified candidate in a dynamic labor market. Moreover, any employment offer would have to contain a financial inducement sufficient to motivate the candidate to accept our employment offer over competing offers and to possibly relocate to the Northern California area to assume a demanding position in a new and unfamiliar organization facing unique challenges. At the same time, the Committee was sensitive to the need to integrate a new Chief Executive Officer into our existing executive compensation structure, balancing both competitive and internal equity considerations.

The employment offer letter also provides Mr. Côté with certain protection in the event of his termination of employment under specified circumstances, including following a change in control of the Company. For a summary of the material terms and conditions of these provisions, see below.

Executive Severance Agreement with Mr. Côté

Mr. Côté’s employment offer letter dated July 17, 2009 also provides that, in the event of his termination by us without cause prior to or more than twelve months after a change of control:

•	we will pay Mr. Côté his then annual base salary for nine months (payable in installments over the severance period in accordance with the Company’s normal payroll practices)

•

we will provide Mr. Côté 100% coverage of health, dental and life insurance following termination until the earlier of 9 months following such date, or the date that he and his dependents are covered by comparable plans by another employer

The following table describes the potential payments and benefits that would have been triggered by a termination of Mr. Côté’s employment absent a change in control, by the Company without cause, in each case assuming his employment had been terminated on June 27, 2010:

Name	Salary	Perquisites and Benefits	Accrued Vacation	Total
Dave Côté	$337,500	$10,314	$25,460	$373,274

The agreement provides for the following benefits upon the occurrence of a termination of Mr. Côté’s employment without cause or his resignation for good reason within 12 months following a change of control of our company:

•	we will pay Mr. Côté his then annual base salary in installments over the following 12 months following termination in accordance with the Company’s normal payroll practices,

•	we will provide 100% of his annual target bonus which shall be paid in installments in accordance with Company’s normal payroll practices over the twelve months following termination,

•

accelerated vesting of 50% of the unvested shares subject to his equity awards, if his termination of employment occurs within one year after his start date; acceleration of 75% of the unvested shares, if his termination of employment occurs prior to the second anniversary of his start date; and acceleration of 100% of the unvested shares if his termination of employment occurs on or after second anniversary of his start date.

•

we will provide Mr. Côté 100% coverage of health, dental and life insurance following termination until the earlier of 12 months following such date, or the date that he and his dependents are covered by comparable plans by another employer

The following table describes the potential payments and benefits that would have been triggered by a termination of Mr. Côté’s employment following a change in control, by the Company without cause or by Mr. Côté for good reason, in each case assuming his employment had been terminated on June 27, 2010:

Name	Salary	Bonus	Perquisites and Benefits	Accrued Vacation	Equity Acceleration within one year	Total
Dave Côté (1)	$450,000	$450,000	$13,752	$25,460	$45,000	$984,212

(1)	For this table, the equity acceleration for stock options is equal to the excess of our share price of $5.35 on June 27, 2010, over the exercise price of the option, multiplied by the number of shares which would have become vested and exercisable. For restricted stock, the equity acceleration is equal to our share price of $5.35 on June 27, 2010, multiplied by the number of shares which would have become vested.

Severance Arrangements with Dr. Bromage

On June 15, 2010, Dr. Bromage notified us of his intention to retire from the Company on August 31, 2010. Dr. Bromage resigned his position as an executive officer of the Company effective as of June 15, 2010.

In connection with his departure, we agreed to provide Dr. Bromage with the following payments and benefits:

•	his base salary for 10 months following his termination date (in installments in accordance with our normal payroll practices);

•	his target annual cash incentive award opportunity for fiscal 2010 (to be paid in a lump sum); and

•	health benefits for him and his dependents for up to 10 months following his termination date.

The following table describes the payments and benefits paid to Dr. Bromage effective August 31, 2010:

Name	Salary	Perquisites and Benefits	Accrued Vacation	Total
Bruce Bromage	$241,667	$14,639	$39,050	$295,356

Change of Control Agreements with Justin R. Spencer and James Armstrong

We have not entered into employment agreements with the other NEOs, although we have entered into executive severance benefits agreements with each of Messrs. Spencer and Armstrong. As previously disclosed, Dr. Bromage and Mr. Chermak have terminated employment with the Company. The executive severance benefits agreement with each named executive officer provides that if at any time prior to a change of control of the Company or more than twelve months following a change of control of the Company, such executive officer’s employment is terminated by the Company without cause or by constructive termination, then such executive officer is entitled to the following severance benefits:

(1)	base salary for six, nine or twelve months depending on the length of the executive officer’s employment by the Company (payable in installments over the severance period in accordance with the Company’s normal payroll practices);

(2)	the executive officer’s target bonus for the fiscal year during which the termination occurs prorated by six, nine or twelve months depending on the length of the executive officer’s employment with the Company (payable in installments over the severance period in accordance with the Company’s normal payroll practices); and

(3)	health benefits for the executive officer and his dependents for six, nine or twelve months depending on the length of the executive officer’s employment by the Company (or the earlier expiration of the COBRA continuation period).

The agreement also provides that if at any time within twelve months following a change of control of the Company, the executive officer’s employment is terminated by the Company without cause or by constructive termination, then such executive officer is entitled to the following severance benefits:

(1)	base salary for twelve months (payable in installments over the severance period in accordance with the Company’s normal payroll practices);

(2)	the sum of (a) the executive officer’s target annual bonus for the fiscal year during which the termination occurs prorated by the portion of the fiscal year that the executive officer was employed by the Company plus (b) the full target annual bonus for such fiscal year (payable in installments over the severance period in accordance with the Company’s normal payroll practices);

(3)	immediate vesting of any unvested stock option or other stock awards (provided that Mr. Spencer’s agreement specifies that if the change of control occurred within 12 months of his commencement of employment with the Company, he would have received immediate vesting of 50% of his unvested stock options or other stock awards); and

(4)	health benefits for the executive officer and his dependents for twelve months (or the earlier expiration of the COBRA continuation period).

For purposes of these agreements, a change of control includes the acquisition, directly or indirectly, by any person or group of 50% or more of the combined voting power of the Company’s then outstanding securities, other than an acquisition by (1) a fiduciary of one of the Company’s employee benefit plans or (2) the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company; however, an acquisition of Company securities by the Company that causes any person or group to own 50% or more of the combined voting power of the Company’s then outstanding securities will not constitute a change of control unless such person or group becomes the beneficial owner of any additional voting securities of the Company following such acquisition. A change of control also includes a merger or other reorganization, the sale or other disposition of all or substantially all of the Company’s assets or the acquisition of assets or stock of another entity, unless the Company’s voting securities outstanding immediately before the transaction continue to represent at least a majority of the combined voting power of the successor entity’s outstanding voting securities.

The following table describes the potential payments and benefits that would have been triggered by a termination of the above officers’ employment absent a change in control, by the Company without cause or by the officer for good reason, in each case assuming his or her employment had been terminated on June 27, 2010:

Name	Salary	Bonus	Perquisites and Benefits	Accrued Vacation	Total
Justin R. Spencer	$290,000	$145,000	$20,174	$7,331	$462,505
James Armstrong	280,000	140,000	20,028	19,628	459,656

The following table describes the potential payments and benefits that would have been triggered by a termination of the above officers’ employment following a change in control, by the Company without cause or by the officer for good reason, in each case assuming his or her employment had been terminated on June 27, 2010:

Name	Salary	Bonus	Perquisites and Benefits	Accrued Vacation	Equity Acceleration	Total
Justin R. Spencer (1)	$290,000	$145,000	$20,174	$7,331	$405,764	$868,269
James Armstrong (1)	280,000	140,000	20,028	19,628	379,557	839,213

(1)	For this table, the equity acceleration for stock options is equal to the excess of our share price of $5.35 on June 27, 2010, over the exercise price of the option, multiplied by the number of shares which would have become vested and exercisable. For restricted stock, the equity acceleration is equal to our share price of $5.35 on June 27, 2010, multiplied by the number of shares which would have become vested.

We have adopted a new form of executive severance benefits agreement for use with new executive officers who are hired on or after November 5, 2009. Pursuant to this form of executive severance benefits agreement, if at any time prior to a change of control of the Company (as defined above) or more than twelve months following a change of control of the Company, such executive officer’s employment is terminated by the Company without cause or by constructive termination, then such executive officer is entitled to the following severance benefits:

(1)	base salary for nine months (payable in installments over the severance period in accordance with the Company’s normal payroll practices); and

(2)	health benefits for the executive officer and his or her dependents nine months (or the earlier expiration of the COBRA continuation period).

The new form of agreement also provides that if at any time within twelve months following a change of control of the Company, the executive officer’s employment is terminated by the Company without cause or by constructive termination, then such executive officer is entitled to the following severance benefits:

(1)	base salary for twelve months (payable in installments over the severance period in accordance with the Company’s normal payroll practices);

(2)	the executive officer’s target annual bonus for the fiscal year during which the termination occurs (payable in installments over the twelve month severance period in accordance with the Company’s normal payroll practices);

(3)

accelerated vesting of 50% of the unvested shares subject to his or her equity awards, if the termination of employment occurs within one year after his or her start date; acceleration of 75% of the unvested shares, if the termination of employment occurs prior to the second anniversary of his or her start date; and acceleration of 100% of the unvested shares if the termination of employment occurs on or after the second anniversary of his or start date; and

(4)	health benefits for the executive officer and his or her dependents for twelve months (or the earlier expiration of the COBRA continuation period).

Policies and Procedures with Respect to Related Party Transactions

Our Audit Committee is responsible for reviewing and approving in advance any substantive related party transactions. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. A copy of the Audit Committee charter is accessible on our website at http://www.symmetricom.com, in the section titled, “Investor Relations” under the subsection titled, “Corporate Governance.”

To help identify related party transactions, each year, we submit and require our directors and officers to complete director and officer questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest.

In addition, our code of business conduct and ethics establishes the corporate standards of behavior for all our employees and officers, including the requirement to identify conflicts of interest. The code of conduct is available on our website at http://www.symmetricom.com, in the section titled, “Investors” under the subsection titled, “Charters and Policies.” Our code of conduct requires any employee, officer or director who becomes aware of a potential or actual conflict of interest to disclose it promptly to a supervisor or the chief executive officer or chief financial officer. In addition, our code of conduct requires any person who becomes aware of any departure from the standards in our code of conduct to report his or her knowledge promptly to their supervisor.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended June 27, 2010, which include the consolidated balance sheets of the Company as of June 28, 2009, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years for the period ended June 27, 2010, June 28, 2009 and June 29, 2008 and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by SAS 114 (“The Auditor’s Communication with Those Charged with Governance”) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and the Company including the matters in the written disclosures required by the Public Company Accounting Oversight Board and considered the compatibility of non-audit services with their independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls in connection with their audit procedures, and the overall quality of the Company’s financial reporting.

Conclusion

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form l0-K for the year ended June 27, 2010 for filing with the SEC. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm.

By the Members of the Audit Committee

Robert M. Neumeister Jr., Chair

Alfred F. Boschulte

Elizabeth A. Fetter

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to mark, sign, and date and return the accompanying Proxy as promptly as possible in the postage-paid envelope enclosed for that purpose.

Any person who was a beneficial owner of common stock on the record date for the 2010 Annual Meeting may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2010 filed with the Securities and Exchange Commission without charge (except for exhibits to such annual report which will be furnished upon payment of the Company’s reasonable expenses in furnishing such exhibits). The request for such materials should identify the person making the request as a stockholder of the Company as of the record date and should be directed to Investor Relations, Symmetricom, Inc., 2300 Orchard Parkway, San Jose, CA 95131-1017.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ JUSTIN R. SPENCER
Justin R. Spencer
Corporate Secretary

Dated: September 29, 2010

Appendix A

SYMMETRICOM, INC.

2010 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.

ESTABLISHMENT OF THE PLAN

The Symmetricom, Inc. 2010 Employee Stock Purchase Plan provides employees of Symmetricom, Inc. and its Designated Subsidiaries with an opportunity to acquire a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended.

ARTICLE II.

DEFINITIONS

Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the Committee (or the Board, to the extent that it administers the Plan).

2.2 “Board” shall mean the Board of Directors of the Company.

2.3 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.4 “Committee” shall mean the Compensation Committee of the Board (or such other committee of the Board which is appointed to administer the Plan).

2.5 “Common Stock” shall mean shares of common stock of the Company.

2.6 “Company” shall mean Symmetricom, Inc., a Delaware corporation.

2.7 “Compensation” shall mean the regular straight-time earnings or base salary paid to an Eligible Employee by the Company or any Designated Subsidiary before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified retirement plan or nonqualified deferred compensation plan of the Company or any Designated Subsidiary, but excluding all overtime payments, bonuses and other incentive-type payments, reimbursements, fringe benefits, or income recognized in connection with any compensatory equity-based awards.

2.8 “Designated Subsidiary” shall mean the Subsidiaries that have been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan, including any Subsidiary in existence on the Effective Date and any Subsidiary formed or acquired following the Effective Date.

2.9 “Effective Date” shall mean the date the Plan was initially adopted by the Board, subject to its approval by stockholders of the Company.

2.10 “Eligible Employee” shall mean an Employee who (a) is customarily scheduled to work at least 20 hours per week, (b) is customarily employed for more than five (5) months in a calendar year, and (c) after the granting of the Option would not be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company or any Parent or

Subsidiary. For purposes of clause (c), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. Notwithstanding the foregoing, the Administrator may exclude from participation in the Plan as an Eligible Employee any Employee who is a citizen or resident of a foreign jurisdiction (without regard to whether they are also a citizen of the Unites States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (i) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan or the Option to violate the requirements of Section 423 of the Code.

2.11 “Employee” shall mean any person who renders services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.

2.12 “Enrollment Date” shall mean the first day of each Offering Period.

2.13 “Exercise Date” except as provided in Section 5.2, shall mean the last Trading Day of each Offering Period.

2.14 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.15 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the Exercise Date, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the Exercise Date as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(c) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

2.16 “Offering Period” shall mean (a) the period commencing on March 1, 2011 and ending on the last Trading Day of August 2011, and (b) thereafter, the six-month period commencing on the first Trading Day of each March and September. The duration and timing of Offering Periods may be changed by the Administrator, in its sole discretion, provided that in no event may an Offering Period exceed twenty-seven (27) months in length.

2.17 “Option” shall mean the right to purchase shares of Common Stock pursuant to the Plan during each Offering Period.

2.18 “Option Price” shall mean the purchase price of a share of Common Stock hereunder as provided in Section 4.2 below.

2.19 “Parent” shall mean any entity that is a parent corporation of the Company within the meaning of Section 424(e) of the Code and the Treasury Regulations promulgated thereunder.

2.20 “Participant” shall mean any Eligible Employee who elects to participate in the Plan.

2.21 “Plan” shall mean this Symmetricom, Inc. 2010 Employee Stock Purchase Plan, as it may be amended from time to time.

2.22 “Plan Account” shall mean a bookkeeping account established and maintained by the Company (or its designee) in the name of each Participant.

2.23 “Subsidiary” shall mean any entity that is a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code and the Treasury Regulations promulgated thereunder.

2.24 “Trading Day” shall mean a day on which national stock exchanges are open for trading.

ARTICLE III.

PARTICIPATION

3.1 Eligibility.

(a) Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles IV and V, and the limitations imposed by Section 423(b) of the Code and the Treasury Regulations thereunder.

(b) No Eligible Employee shall be granted an Option under the Plan which provides such Eligible Employee with rights to purchase stock under the Plan, together with options to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary which are subject to the Section 423 of the Code, to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which the Option is outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

3.2 Election to Participate; Payroll Deductions

(a) Except as provided in Section 3.3, an Eligible Employee may participate in the Plan only by means of payroll deduction. An Eligible Employee may elect to participate in the Plan by delivering to the Company by such time designated by the Administrator preceding the Enrollment Date for such Offering Period a payroll deduction authorization in such manner as prescribed by the Administrator.

(b) An Eligible Employee shall designate on the payroll deduction authorization form the percentage of his or her Compensation which he or she elects to have withheld for the purchase of Common Stock hereunder, which may be any whole percentage from 1% to 10% of the Participant’s Compensation. The Administrator may, for future Offering Periods, increase or decrease the maximum percentage of a Participant’s Compensation which may be withheld for the purchase of Common Stock during an Offering Period or express the limit on payroll deductions for each Participant as a fixed dollar amount. If a Participant desires to increase or decrease the rate of payroll withholding during an Offering Period, he or she may do so one time during such Offering Period by submitting a payroll deduction change form with the Company in such manner as prescribed by the Administrator. Amounts deducted from a Participant’s Compensation pursuant to this Section 3.2 shall be credited to the Participant’s Plan Account.

(c) A Participant’s election to participate in the Plan with respect to an Offering Period shall enroll such Participant in the Plan for each successive Offering Period at the same payroll deduction percentage as in effect at the termination of the prior Offering Period, unless such Participant delivers to the Company a different election with respect to the successive Offering Period by such time and in such manner as is designated by the Administrator for enrollment in the Plan for such successive Offering Period, or unless such Participant becomes ineligible for participation in the Plan.

3.3 Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

ARTICLE IV.

PURCHASE OF SHARES

4.1 Grant of Option. Subject to the limitations of Section 3.1(b), each Participant participating in such Offering Period shall be granted an Option to purchase on the Exercise Date for such Offering Period (at the applicable Option Price) up to a number of shares of Common Stock determined by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by the applicable Option Price; provided that in no event shall a Participant be permitted to purchase during each Offering Period more than two thousand five hundred (2,500) shares of Common Stock (subject to any adjustment pursuant to Section 5.2). The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during such future Offering Periods. The Option shall expire on the last Trading Day of such Offering Period immediately after the automatic exercise of the Option in accordance with Section 4.3 hereof, unless such Option terminates earlier in accordance with Article V or VI.

4.2 Option Price. The Option Price for each share of Common Stock shall be the lesser of (a) eighty five percent (85%) of the Fair Market Value of such share on the first Trading Day of an applicable Offering Period, or (b) eighty-five percent (85%) of the Fair Market Value of such share on the Exercise Date for an applicable Offering Period.

4.3 Purchase of Shares.

(a) On each Exercise Date on which he or she remains an Eligible Employee, each Participant will automatically and without any action on his or her part be deemed to have exercised his or her Option to purchase at the Option Price the largest number of whole shares of Common Stock which can be purchased with the amount in the Participant’s Plan Account as of such date. Any portion of a Participant’s Plan Account which was not applied to the purchase of shares of Common Stock on the Exercise Date shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after such Exercise Date, without any interest thereon; provided, however, that to the extent that the unused balance in the Participant’s Plan Account consists of cash in lieu of fractional shares of Common Stock remaining after the purchase of whole shares of Common Stock on the Exercise Date, such amount will be credited to such Participant’s account and carried forward to the next Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 6.1 below.

(b) As soon as practicable following each Exercise Date, the number of shares of Common Stock purchased by such Participant pursuant to subsection (a) above will be delivered, in the Company’s sole discretion, to either (i) the Participant, or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. If the Company is required to obtain from any commission or agency authority to issue any such shares of Common Stock, the Company will seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to him or her the amount withheld.

(c) A Participant shall have the right at any time to request in writing a certificate or certificates for all or a portion of the whole shares of Common Stock purchased hereunder. Upon receipt of a Participant’s written request for any such certificate, the Company shall (or shall cause its agent to), deliver any such certificate to the Participant as soon as practicable thereafter.

4.4 Transferability of Rights. An Option granted under the Plan shall not be transferable and is exercisable only by the Participant. No Option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the Option shall have no effect.

ARTICLE V.

SHARES SUBJECT TO THE PLAN

5.1 Common Stock Reserved. Subject to adjustment as provided in Section 5.2, the maximum number of shares of Common Stock that may be issued upon the exercise of Options granted under the Plan shall be one million four hundred thousand (1,400,000). Shares of Common Stock made available for sale under the Plan may be authorized but unissued or reacquired shares reserved for issuance under the Plan. If and to the extent that any Option is not exercised by a Participant for any reason, or if such Option shall terminate as provided herein, shares that have not been issued pursuant to such Option shall again become available for the purposes of this Plan.

5.2 Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. The number of shares of Common Stock which have been reserved for issuance under the Plan, as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least five (5) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof.

(c) Merger, Acquisition or Asset Sale. In the event of a sale of all or substantially all of the assets of the Company, an acquisition of the Company or the merger of the Company with or into another corporation, each outstanding Option may be assumed or an equivalent Option substituted by the successor corporation or a parent or subsidiary of the successor corporation, with appropriate adjustments as to the number and kind of shares and prices. In the event that the successor corporation (or a parent or subsidiary of the successor corporation) refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the applicable transaction. The Administrator shall notify each Participant in writing, at least five (5) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof.

(d) Limitation on Adjustments. No adjustment or action described in this Section 5.2 or in any other provision of the Plan shall be effected to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

5.3 Insufficient Shares. If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which Options are to be exercised may exceed the number of shares of Common Stock that remain available for issuance under the Plan on such date, the Administrator shall make a pro rata allocation of the shares of Common Stock available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and the balance of the amount credited to a Participant’s Plan Account which was not applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after such Exercise Date, without any interest thereon.

5.4 Rights as a Stockholder. With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder when, but not until, such shares have been issued to him or her following the exercise of his or her Option.

ARTICLE VI.

TERMINATION OF PARTICIPATION

6.1 Cessation of Contributions; Voluntary Withdrawal.

(a) A Participant may cease payroll deductions during an Offering Period by delivering written notice of such cessation to the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator. Upon any such cessation, the Participant may elect either to withdraw from the Plan pursuant to subsection (b) below or to have amounts credited to his or her Plan Account held in the Plan for the purchase of Common Stock pursuant to Section 4.3 for such Offering Period. Upon receipt of a notice of withdrawal from the Plan, the Participant’s payroll deduction authorization and his or her Option to purchase under the Plan shall terminate.

(b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

(c) A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.

6.2 Termination of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the Participant’s Plan Account shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 7.2 hereof, as soon as reasonably practicable and such Participant’s Option for the Offering Period shall be automatically terminated.

ARTICLE VII.

GENERAL PROVISIONS

7.1 Administration.

(a) It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power to interpret the Plan and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator at its option may utilize the services of an agent to assist in the administration of the Plan including establishing and maintaining an individual securities account under the Plan for each Participant. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(b) All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation.

7.2 Designation of Beneficiary.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s Plan Account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the Option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s Plan Account in the event of such Participant’s death prior to exercise of the Option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

7.3 Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of Plan Accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.

7.4 No Right to Continued Employment. Nothing in the Plan nor an Employee’s participation herein shall be deemed to create a contract of employment, any right of continued employment or in any way affect the right of the Company or a Subsidiary to terminate an Employee at any time with or without cause.

7.5 Amendment and Termination of the Plan

(a) The Board or the Committee may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that an amendment of the Plan shall be subject to stockholder approval only to the extent necessary to satisfy the requirements of Section 423 of the Code or any other applicable laws, regulations or rules. Except as otherwise provided in the Plan, including, without limitation, Article V or this Article VII, no amendment, suspension or termination may make any change in any outstanding Option which adversely affects the rights of any Participant without the consent of such Participant, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or Options granted under the Plan comply with the requirements of Section 423 of the Code.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan and Section 423 of the Code.

(c) Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon.

7.6 Use of Funds; No Interest Paid. All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant or credited under the Plan.

7.7 Term; Approval by Stockholders. Unless earlier terminated by the Board or the Committee, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan will be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided further that if such approval has not been obtained by the end of said 12-month period, all Options previously granted under the Plan shall thereupon be canceled and become null and void.

7.8 Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

7.9 Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

7.10 Notice of Disposition of Shares. The Company may require any Participant to give the Company prompt notice of any disposition of shares of Common Stock acquired pursuant to the Plan, within two years after the applicable Enrollment Date or within one year after the applicable Exercise Date with respect to such shares. The Company may direct that the certificates evidencing shares acquired pursuant to the Plan refer to such requirement.

7.11 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Common Stock under the Plan or any sale of such shares.

7.12 Governing Law. The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.

7.13 Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

7.14 Conditions To Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of Options prior to fulfillment of all the following conditions:

(a) The admission of such shares to listing on all stock exchanges, if any, on which is then listed; and

(b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the Option; and

(e) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

7.15 Equal Rights and Privileges. All Eligible Employees of the Company (or of any Designated Subsidiary) will have equal rights and privileges under the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury Regulations thereunder. Any provision of the Plan that is inconsistent with Section 423 or applicable Treasury Regulations thereunder will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury Regulations thereunder.

* * * * * *

I hereby certify that the foregoing Symmetricom, Inc. 2010 Employee Stock Purchase Plan was duly approved by the Board of Directors of Symmetricom, Inc. on August 13, 2010.

I hereby certify that the foregoing Symmetricom, Inc. Employee Stock Purchase Plan was duly approved by the stockholders of Symmetricom, Inc. on                     , 2010.

Executed on this             day of                     , 2010.

Corporate Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

SYMMETRICOM, INC.

October 29, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at http://www.symmetricom.com/annualproxy

Please detach along perforated line and mail in the envelope provided.

20930300000000000000 7 102910

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Directors:

NOMINEES:

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

Robert T. Clarkson

David G. Cote

Alfred Boschulte

James A. Chiddix

Elizabeth A. Fetter

Robert J. Stanzione

Robert M. Neumeister, Jr.

Dr. Richard W. Oliver

Richard N. Snyder

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

FOR AGAINST ABSTAIN

2. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the current fiscal year.

3. Proposal to approve the adoption of the 2010 Employee Stock Purchase Plan.

4. The Board of Directors is not aware of any other business to come before the Annual Meeting. However, in their discretion, the Proxies appointed on the reverse side are authorized to vote in their discretion upon any other matters that may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

SYMMETRICOM, INC.

2010 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Symmetricom, Inc., a Delaware corporation, hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 29, 2010, and hereby appoints David G. Cote and Justin R. Spencer, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2010 Annual Meeting of Stockholders of Symmetricom, Inc. to be held on October 29, 2010, at 1:00 p.m., at the offices of the company, at 2300 Orchard Parkway, San Jose, California 95131-1017, and at any adjournments or postponements thereof, and to vote all shares of common stock, which the undersigned would be entitled to vote if then and there personally present on the matters set forth below:

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NAMED HEREIN, “FOR” EACH PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. EITHER OF SUCH ATTORNEYS-IN-FACT OR SUBSTITUTES SHALL HAVE AND MAY EXERCISE ALL OF THE POWERS OF SAID ATTORNEYS-IN-FACT HEREUNDER.

(Continued and to be signed on the reverse side)

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